AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
ON MARCH 11, 1997.
REGISTRATION NO.
------------------------------------------------------------
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
----------------
FORM S-1 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
-------------
UNITREND, INC.
(Exact name of registrant as specified in its charter)


OHIO                 8731-0203              34-1829299
(State or other      (Primary Standard      (I.R.S. Employer
jurisdiction of      Industrial             Identification
incorporation or     Classification Code    Number)
organization)        Number)


4730 W. BANCROFT ROAD, STE. 15
TOLEDO, OHIO 43615
(419) 536-2090
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

CONRAD A. H. JELINGER
4730 W. BANCROFT ROAD, STE. 15
TOLEDO, OHIO 43615
(419) 536-2090
(Name, address, including zip code, and telephone number,
including area code,
of agent for service)
----------------

COPIES TO:

Carlos M. Herrera, Esq.
Brinks, Hofer, Gilson & Lione
1130 Edison Plaza
Toledo, OH  43604
----------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS PROMPTLY AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT
BECOMES EFFECTIVE.
----------------

	If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, as amended, check the following box. / /

	If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

	If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

	If delivery of the prospectus is expected  to be made
pursuant to Rule  434, please check the following box.  /  /
----------------

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS   PROPOSED MAXIMUM     AMOUNT OF
OF SECURITIES TO BE   AGGREGATE OFFERING   REGISTRATION FEE
REGISTERED            PRICE (1)

Common Stock, no
par value per share   $3,000,000.00        $909.09

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

----------------

	THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE
DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS
REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-----------------------------------------------------------------
-----------------------------------------------------------------

UNITREND, INC.
CROSS REFERENCE SHEET
PURSUANT TO ITEM 501(B) OF REGULATION S-K

FORM S-1 ITEM NUMBER AND CAPTION		IN PROSPECTUS
-----------------------------------------------------------------
1. Forepart of the              Forepart of the Registration
Registration Statement and      Statement and Outside Front
Outside Front Cover Page        Cover Page of Prospectus
of Prospectus

2. Inside Front and             Inside Front and Outside
Outside Back Cover Pages        Back Cover Pages of Prospectus
of Prospectus

3. Summary Information,         Prspectus Summary; Risk Factors;
Risk Factors; Ratio of          Not Applicable
Earnings to Fixed Charges

4. Use of Proceeds              Use of Proceeds

5. Determination of             Outside Front Cover Page of
Offering Price                  Prospectus

6. Dilution                     Dilution

7. Plan of Distribution	        Outside Front Cover Page of
                                Prospectus

8. Description of               Description of Captial Stock;
Securities to be                Shares Eligible for Future
Registered                      Sale; Dilution; Dividend Policy

9. Interest of Named            Experts; Legal Matters
Experts and Counsel

10. Information with
Respect to the Registrant

   (1) Description of           Prospectus Summary; Management's
   Business                     Discussion and Analysis of
                                Financial Condition and Results
                                of Operations; Business; Certain
                                Transactions; Financial Statements

   (2) Description of           Business - Facilities
   Property

   (3) Legal Proceedings	       Business - Legal Proceedings

   (4) Common Stock Price       Risk Factors; Dividend Policy
   Range and Dividends

   (5) Financial Statements     Financial Statements

   (6) Selected Financial       Prospectus Summary -- Summary
   Data                         Financial Data; Selected
                                Financial Data

   (7) Supplementary            Not Applicable
   Financial Information

   (8) Management's             Management's Discussion and
   Discussion and               Analysis of Financial Condition
   Analysis of Financial        and Results of Operations
   Condition and Results
   of Operations

   (9) Changes in and           Not Applicable
   Disagreements with
   Accountants on
   Accounting and
   Financial Disclosure

   (10) Directors and           Management - Executive Officers
   Executive Officers           and Directors

   (11) Executive               Management - Executive Compensation
   Compensation

   (12) Security                Not Applicable
   Ownership of Certain
   Beneficial Owners and
   Management

   (13) Certain                 Management; Certain Transactions
   Relationships and
   Transactions

12. Disclosure of               Not Applicable
Commission Position on
Indemnification for
Securities Act Liabilities

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED MARCH 11, 1997

300,000 Shares

[LOGO]

Common Stock
(NO PAR VALUE)

--------------

OF THE SHARES OF COMMON STOCK ("COMMON STOCK")
OFFERED HEREBY (THE OFFERING"), 300,000 SHARES ARE
BEING SOLD BY UNITREND, INC. ("UNITREND" OR THE
"COMPANY").  PRIOR TO THIS OFFERING, THERE HAS BEEN
NO PUBLIC MARKET FOR THE COMMON STOCK. THAT THE
INITIAL PUBLIC OFFERING PRICE WILL BE $10.00 PER
SHARE, WHICH HAS BEEN ARBITRARILY ESTABLISHED AND HAS
NO DIRECT RELATIONSHIP TO SUBJECTIVE STANDARDS OF
WORTH. APPLICATION HAS BEEN UNDERTAKEN TO LIST THE
COMMON STOCK ON THE NASDAQ NATIONAL MARKET, UNDER THE
SYMBOL "UTRN."
--------------

FOR A DISCUSSION OF CERTAIN FACTORS THAT
SHOULD BE CONSIDERED IN CONNECTION WITH AN
INVESTMENT IN THE COMMON STOCK, SEE "RISK
FACTORS" FOUND HEREIN.
-------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND  EXCHANGE
COMMISSION OR ANY  STATE SECURITIES COMMISSION NOR
HAS THE SECURITIES  AND EXCHANGE COMMISSION  OR ANY
STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS MARCH 11, 1997



[GRAPHIC]

	VersaCase TM is a trademark of the Company for which
registration has been applied. All other trademarks or trade names referred to in this Prospectus are the property of their respective owners.
--------------

	DURING THIS OFFERING, CERTAIN PERSONS AFFILIATED WITH PERSONS PARTICIPATING IN THE DISTRIBUTION MAY ENGAGE IN TRANSACTIONS FOR THEIR OWN ACCOUNT OR FOR THE ACCOUNTS OF OTHERS IN THE COMMON STOCK OF THE COMPANY PURSUANT TO EXEMPTIONS FROM RULES 10B-6, 10B-7, AND 10B-8 UNDER THE SECURITIES EXCHANGE ACT OF 1934.



PROSPECTUS SUMMARY

	THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED
INFORMATION, INCLUDING "RISK FACTORS" AND THE FINANCIAL
STATEMENTS AND THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS CERTAIN STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO FUTURE EVENTS OR THE FUTURE FINANCIAL PERFORMANCE OF THE COMPANY. PROSPECTIVE INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. PROSPECTIVE INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS IDENTIFIED IN THIS PROSPECTUS, INCLUDING THE MATTERS SET FORTH UNDER THE CAPTION "RISK FACTORS," WHICH COULD CAUSE ACTUAL
RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS.

THE COMPANY

	Unitrend is a developing corporation which will utilize technology invented by Mr. Conrad A. H. Jelinger of Toledo, Ohio. The Company has access and control of the technology through an exclusive license from a corporation known as Server Systems Technology, Inc. (hereinafter "SSTI"). SSTI holds the technology and patent application(s) via an assignment from Mr. Jelinger.

	Mr. Jelinger has designed a computer case which allows a computer user or technician simple access to the internal
components of a centralized processing unit.   The product,
known as VersaCase TM, incorporates a drawer design into a computer case, thereby providing easy access to the internals of a computer. VersaCase TM allows computer hardware to be installed, replaced or removed in a drawer-like system thereby making access to a computer's internal hardware as easy and versatile as pulling the VersaCase TM front panel out like a drawer. VersaCase TM is an open platform, open architecture computer chassis designed with bayonet sliders. With VersaCase TM all the hardware of a computer become modular. As a consequence, all major components of a currently designed desktop computer become easily accessible, removable, upgradable and/or repairable.

	Unitrend, Inc., was founded for the purpose of designing, developing, manufacturing and selling the VersaCase TM and related components. Mr. Jelinger is the principal shareholder of the Company and is the founding shareholder of SSTI. Mr. Jelinger controls the Company, and has concentrated virtually all of its resources on designing and developing VersaCase TM. Several prototype design of the VersaCase TM have been completed; however, no sales have yet resulted from the development of the product.

	The intent of the Company is to sell VersaCase TM to Original Equipment Manufactures (OEM) as well as to Value Added
Re-sellers (VAR) and end users.

	It is anticipated by the Company that the proprietary technology used in the design and manufacturing of VersaCase TM may also be licensed to other manufacturers. Although patents applications have been filed, there is no assurance that the designs or technology, used in VersaCase TM will be so unique as to warrant patent protection by the U. S. Patent and Trademark Office. Should the design and technology of VersaCase TM not be patented, and should VersaCase TM become commercially successful, there is little or no protection for the Company from others who wish to "copy cat" the design and technology.

	The Company was incorporated in Ohio on April 11, 1996, under the name VersaCase , Inc., and changed its name to Unitrend, Inc. on May 15, 1996. Unless the context otherwise requires, as used in this Prospectus the words "Company" and "Unitrend" refer to the Company under its present and former names. The Company's principal executive offices are located at 4730 W. Bancroft Rd., Suites 14 and 15, Toledo, Ohio 43615; its telephone and facsimile numbers are 419 536-2090 and 419 536-0087, respectively; its e-mail address is administrator@unitrend.net, and its web site address is http://www.unitrend.net.

INDUSTRY OVERVIEW

	Three major trends are creating an increasing demand for technology such as VersaCase TM.

Open Architecture

	Two recent occurrences have significantly affected the direction of the computer enclosure industry. In December 1995, Intel, the world's largest manufacturer of microprocessors announced it would introduce, in early 1996, the new ATX logic board platform. A smaller, more efficient system board for the PC industry, ATX has huge implication on hardware design teams. At about the same time, Apple Computers announced that it would, for the first time in its history, allow outside licensing of its operating system. Clone manufacturers of Apple have since announced they will build this new class of computers to meet the Intel ATX design parameters. We believe this will mean approximately 90% of all desktop computers produced will be capable of using VersaCase TM technology.

Explosive Growth

	Both the United States and worldwide desktop markets grew by more than 20% in 1995. It has been estimated that worldwide growth has been in excess of 15% in 1996. It has also been estimated that desktop sales will continue to grow in excess of 10% per year through the year 2000. This type of growth would result in more than 60 millions units being sold worldwide in 1997 and more than 80 million units being sold in 2000.

The Need to Upgrade

	Significant software upgrades, such as Microsoft's introduction of Windows 95, are requiring end-users to upgrade their current system's memory and in many cases CD ROM capabilities. The increased use of the Internet has led to increased need for a modem, or for the desire to upgrade the modem. Assuming the computer industry continues to grow at its projected rate, the industry will continue to desire the ability to upgrade their machines more quickly. With the introduction of VersaCase TM we believe the Company is well positioned to take advantage of these opportunities.

BACKGROUND AND STRATEGY

	The Company is involved in the design and development of a computer enclosure, or case. The unique characteristic of the case is that it allows the end user to easily design, modify and/or update the computer hardware contained in a computer case. The product, known as VersaCase TM, is an enclosure which incorporates ready access to an open architecture computer chassis. This computer chassis integrates side sliders, similar to a file drawer which literally creates an "electronics in a drawer" concept. In addition to designing and developing the drawer chassis for the computer in a drawer, the Company is also designing and developing components to take full advantage of this open architecture. The Company is currently developing components for various sized drives, as well as a component power supply.

	The Company hopes to incorporate the following enhancing characteristics into the VersaCase TM: VersaCase TM compatibility to stackable, rack mounted or inverted installation; docking holes to allow easy threading of docking pins for connection of two or more VersaCase TM; design for allowing VersaCase TM to be mounted as a typical desk drawer in a typical office environment; design with "dog ears" to provide mounting within a standard 19" rack mount; a cable transom designed to prevent cables from becoming entangled within the environment used by the VersaCase TM; a control panel or face panel providing component installation for various disk drives including up to five (5) 3.5" drives with three (3) 5.25" drives, or up to fifteen (15) 3.5" drives, or up to six (6) 5.25" drives, in conjunction with a CD drive or any combination thereof; a standard control panel which will monitor internal processor fans and provide an input/output port for easy data transfer form another medium or lap-top computer.

	Further engineering may be required to perfect all of the characteristics of the VersaCase TM described above. It is anticipated by the Company that all designing and engineering of the first VersaCase TM product after this time will be to enhance or build custom designs.

	The Company anticipates developing additional accessories which will further enhance the proposed design of VersaCase TM. It is the intent of the Company to continue to be an innovator by developing similar products which will enable a computer user to save time and money upgrading and repairing his/her computer. The Company's primary objective is to become the standard in the computer enclosure market.

The Key Elements Strategy for Growth.

Increase Domestic Sales

The Company will seek to increase sales of the VersaCase
TM and its components by recruiting additional internal sales staff and representatives to broaden its customer base. In addition, the Company plans to enter the substantial domestic market for computer peripherals through its direct sales network and by developing strategic OEM partnering relationships with computer manufacturers. It is estimated that these maneuvers will enable the Company to obtain an early market leadership position in the distribution of VersaCase TM and any competing products, should they be developed.

Penetrate International Markets

The Company believes that significant demand exists outside the United States for products like the VersaCase TM and related peripherals. The Company intends to design and develop versions of the VersaCase TM and related peripherals for those markets.

Maintain Technology Leadership

While the Company believes that its current product offers performance above that of competitive offerings, due to the fact that no known competitive products are yet in existence, the Company intends to continue to devote a significant portion of its budget to research and development and rapidly commercialize additional products. In addition, the Company believes that it will benefit from the ability to license or acquire additional technologies to broaden its product line through acquisitions of non-core technology.

Marketing and Distribution

	The Company has not gone to the production phase of the VersaCase TM product; therefore, no marketing or distribution has yet been required. The Company has however invested significant analysis into the marketing and distribution of its proposed new product.

	Due to the fact that no product is similar to VersaCase TM, no model competitor has been identified for the Company. The Company has formulated the following plan for marketing and distribution of its product. The plan for marketing and distributing the VersaCase TM is subject to change based upon the commercial success of VersaCase TM, the capacity of the Company to manufacture a sufficient volume of the VersaCase TM, and the input of proposed licensing Agreements with OEMs and other factors.

	The Company proposes to set up a multi-channel distribution network which will include OEMs and existing distributors which will incorporate VersaCase TM into their own product line and services. This strategy will allow the Company to leverage the marketing and distribution resources of its customer/distributors which are strategically focused on offering value-added products and services to the computer industry. This strategy will also provide VersaCase TM with credibility, exposure and stability in the marketplace.

	The Company proposes to set up its own distribution to handle the initial orders derived from direct marketing campaigns, beta sites, and various media advertising, primarily through magazine medium, trade shows, referrals and catalog sales. Marketing related to these activities would target medium to large value added re-sellers (VARs) who create their own computer systems. The Company's beta sites and prototypes will be issued to companies who have expressed interest in VersaCase TM.

	The Company will also attempt to penetrate the office furniture manufacturing industry to perfect the computer in a drawer concept.

	The Company will also use the Internet to supplement all marketing strategies. The above marketing and distribution proposals are subject to change at the time the product(s) of the Company are readied for the open market.

Competition

	The Company will compete in the computer enclosure market. The computer enclosure market is intensely competitive. Within the enclosure market the Company will encounter competition primarily from large domestic enclosure manufacturers such as Berno, Inc., California P.C. Products, and CVC, Inc. To the knowledge of the Company, no competing company offers an enclosure similar to VersaCase TM.

	The Company will also encounter strong competition from international computer enclosure companies who sell to world wide OEMs and distributors. These international companies also set up their own distributor network in international markets, including the United States. The international market is extremely competitive due primarily to aggressive pricing. Examples of these companies include Chung Long Metal Co., Ltd., Karrie Ind., MacCase Ind. Corp., Leadertech Systems, Everfit Computer Supply, Evergreat Group, Licom and Orevox.

	The Company will compete by demonstrating the value of the features and benefits of VersaCase TM. There can be no assurance that the Company will be able to compete effectively in this marketplace. The cost of goods sold and actual pricing for the product has not been established by the Company, therefore it is not now possible to determine whether the Company can effectively compete with other enclosure manufactures on price alone. An inability of the Company to compete with other enclosure manufacturers would adversely affect the Company's business, financial condition and results of operations.

Proprietary Rights

	The Company's success and ability to compete is dependent in part upon its proprietary technology and technology licensed from SSTI. While the Company relies on trademark, trade secret and potential patent enforcement to protect its technology and Licensed technology, the Company believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance are also essential to establishing and maintaining a technology leadership position. The Company has an exclusive license with SSTI covering SSTI's currently pending patent application. There can be no assurance that the patent application(s) will result in patents being issued or that others will not develop technologies that are similar or superior to the Company's technology or its Licensed technology. The Company generally enters into confidentiality or License Agreements with its employees, consultants and vendors, and generally control access to and distribution of designs, documentation and other proprietary information. Despite these precautions, it may also be possible for a third party to copy or otherwise obtain and use the Company's products or Licensed technology without authorization, or to develop similar technology independently. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing the unauthorized use of the Company's products is difficult. There can be no assurance that the steps taken by the Company will prevent misappropriation of the Licensed technology or that such Agreements will be enforceable. In addition, litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, operating results or financial condition.

Employees

	As of February 28, 1997, the Company has eight (8) full-time employees and one (1) part-time employee. The Company plans to add additional personnel in the areas of sales, production, research and development, and finance and administration as additional financing or other working capital arrangements are made. No employee is covered by a collective bargaining Agreement and management considers its relations with employees to be good.

Properties

	The Company leases approximately 2,400 square feet of office and engineering space in Toledo, Ohio, with rent payable in the amount of $13,200.00 per year.. The Company has no interests in real property, and sub-leases space to SSTI and a separate and unaffiliated software technology company.

[CAPTION]
THE OFFERING

Common Stock Offered by the Company             300,000 shares
Total                                           300,000 shares
Common Stock to be outstanding after the
Offering                                        300,000 shares (1)(2)
Proposed Nasdaq National Market Symbol          "UTRN"
--------------
(1)  Excludes 250,000 shares of Common Stock issuable upon the exercise of outstanding stock options allotted prior to the
date hereof.
(2)  Excludes shares of common stock previously issued as part of a private placement distribution plan.

SUMMARY FINANCIAL DATA

SIX MONTHS YEAR ENDED DECEMBER 31, 1996 (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
Sales                         $--
Gross profit                   --
Operating expenses             (179,061)
Net interest expense           --
Net income (loss)             $(178,456)
--------------------
--------------------
Net income (loss) per share   $(.04)
--------------------
--------------------
Weighted average shares
outstanding                    --

AS OF DECEMBER 31, 1996
(UNAUDITED)
BALANCE SHEET DATA                   ACTUAL
Working capital                      $(170,718)
Total assets                          308,420
Total debt                             32,130
Shareholder's equity                 --

--------------------------
--------------------------


RISK FACTORS

	IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING
SHARES OF THE COMMON STOCK OFFERED HEREBY. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY AND REPRESENT CONTINGENCIES THAT CANNOT BE RELIABLY ESTIMATED. THE COMPANY'S ACTUAL RESULTS MAY DIFFER
SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. INVESTMENT IN THE COMMON SHARES IS SUITABLE ONLY
FOR PERSONS WHO HAVE NO NEED FOR LIQUIDITY IN THEIR INVESTMENTS AND WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. AMONG OTHER ASPECTS OF THIS OFFERING, POTENTIAL INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, WHICH DISCUSSION IS MEANT TO BE A SUMMARY OF SOME, BUT NOT ALL, OF THE RISK FACTORS INVOLVED IN A PURCHASE OF THE COMMON SHARES.

1.	As of the date hereof, there is no public market for
the Shares and there can be no assurance that a public market subsequently will develop, notwithstanding the desires of the Company. The Shares issued in the Offering shall bear restrictions upon transferability which will restrict the ability of an Investor to shift his investment in the Shares to an alternative investment in the future. The initial Offering price of $10.00 per Share has been established arbitrarily, and has no direct relationship to earnings, fair market value or other subjective standards of worth.

2.	The Shares offered hereby will not have preemptive
rights to acquire other or additional Shares which might, from time to time, be issued by the Company. The lack of such right could cause a dilution in the ownership percentage of any of the Investors in the event of a subsequent issuance of Common Shares.

3.	It is not anticipated that the Company can or will
declare or pay cash dividends in the foreseeable future on Common Shares.

Limited Operating History

	The Company was founded in April 1996. Accordingly, the Company has only a limited operating history upon which an evaluation of the Company and its prospects can be based. the Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, the Company must among other things, respond to competitive developments, continue to attract, retain and motivate qualified persons, and continue to develop its products and services. There can be no assurance that the Company will be successful in addressing such risks. The Company has incurred net losses since inception and expects to continue to operate at a loss for the foreseeable future. There can be no assurance that the Company will achieve or sustain profitability.

New Product, New Uncertain Market

	The market for the VersaCase TM is significant; however, to the best knowledge and belief of the Company after extensive research, there appears to be no product similar to the VersaCase TM currently available in the market. At this time the Company is solely dependent upon the commercial success of the VersaCase TM. The Company is solely dependent upon the earnings generated from the sale or licensing of VersaCase TM. There can be no assurance that the sale of VersaCase TM will result in net positive earnings to the Company. The manufacturing costs, cost of distribution, and other related costs to the production of VersaCase TM have not been established. Additionally, the market price for VersaCase TM has not been established.

Protection of Proprietary Assets

	The design of the VersaCase TM is a trade secret, which the Company seeks to protect. Although the Company is not the owner of the proprietary technology, it has substantially assisted in the preparation of patent applications. The patent applications for VersaCase TM were filed on April 26, 1996, with the U.S. Patent and Trademark Office. The preparation and filing of the patent applications does not ensure that the technology of the Company is patented, or that it will be protected from infringement. The Company is not currently aware of a competitive product in the marketplace. However, there can be no assurance that the patents for which the Company has applied will be issued or that steps taken by the Company to protect its intellectual property will be adequate to prevent misappropriation of its technology or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. In the event that protective measures are not successful, the Company's business, operating results and financial condition could be materially and adversely affected. In addition, the Company's growth strategy includes a plan to enter the international market, and the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States.

	The Company is also subject to the risk of adverse claims and litigation alleging infringement of intellectual property rights of others. Given that patent applications in the United States are not publicly disclosed until the patent issues, applications may have been filed which, if issued as patents, could relate to the Company's products. The Company is subject to the risk of claims and litigation alleging infringement of the intellectual property rights of others. Although the Company believes that its technology does not infringe on the proprietary rights of others and has not received any notice of claimed infringements, there can be no assurance that third parties will not assert infringement claims against the Company in the future based on patents or trade secrets or that such claims will not be successful. The Company could incur substantial costs in defending itself and its customers against any such claims, regardless of the merits of such claims.
Parties making such claims may be able to obtain injunctive or other equitable relief which could effectively block the Company's ability to sell its products in the United States and abroad, and could result in an award of substantial damages. In the event of a successful claim of infringement, the Company, its customers and end-users may be required to obtain one or more licenses from third parties. There can be no assurance that the Company or its customers could obtain necessary licenses from third parties at a reasonable cost or at all. The defense of any lawsuit could result in time-consuming and expensive litigation, damages, license fees, royalty payments and restrictions on the Company's ability to sell its products, any of which could have a material adverse effect on the Company's business, financial condition and results of operations

Competition

	The market for the computer hardware industry is intensely competitive, rapidly evolving and subject to rapid technological change. Due to this rapidly changing environment, the utility of VersaCase TM may become enhanced, thereby attracting additional competition to its industry segment. Such competition could materially and adversely affect the Company's business, operating results or financial condition. Such a rapidly changing environment could also affect the utility of the VersaCase TM in the market.

Market

	Since the market for VersaCase TM is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. There can be no assurance that the market for VersaCase TM will develop, that the Company's product will be adopted or that individual owners of personal computers, in home or in business, or manufacturers of personal computers or of furniture and fixtures accommodating personal computers will use VersaCase TM. The Company presently does not have any contract with the United States Government, or any branch of thereof, for the sale of its product although negotiations to that extent are in progress.

Product Development and Product Offering

	The Company currently is developing one product for resale and/or licensing. The future revenues of the Company will be based solely on one product. Accordingly, broad acceptance of the Company's VersaCase TM and the development of supporting products and services to VersaCase TM is critical to the Company's future success. There can be no assurance that the products now under development or to be developed will be commercially successful or accepted in the marketplace. Non-acceptance of the Company's products could have a significantly negative impact on the earnings of the Company.

	VersaCase TM is designed around certain standards of the computer industry; for example, ATX boards, standard eight (8) slot architecture, standard on/off controls, current power supply and current hard drive accessories. The Company's product will therefore be dependent upon the industry continuing with existing standards, or the Company's products adapting to new standards. The Company is not aware of any proposed changes in the industry standards which would affect the use and utility of VersaCase TM. There is no assurance that existing standards to which VersaCase TM is designed will continue in a consistent manner in the future. The amendment of such design standards and the inability of the Company to adapt VersaCase TM to the new standards could materially adversely affect the operating results and financial condition of the Company.

Dependence on Key Personnel

	The Company's performance is substantially dependent on the performance of its executive officers and key employees, most of whom have worked together for only a short period of time. Given the Company's early stage of development, the Company is dependent on its ability to retain and motivate high quality personnel, especially its management and highly skilled development team. The Company presently does not have "key person" life insurance policies on any of its employees. The loss of the services of any of its executive officers or other key employees could have a material adverse effect on the business, operating results or financial condition of the Company.

	The Company's future success also depends on its continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be able to attract, assimilate or retain other highly qualified technical and managerial personnel in the future. The inability to attract and retain the necessary technical and managerial personnel could have a material adverse effect upon the Company's business, operating results or financial condition.

Concentration of Stock Ownership

	Upon completion of this Offering, the present directors, executive officers and their respective affiliates will beneficially own approximately 78% of the outstanding Common Stock of the Company. As a result, these stockholders will be able to exercise significant influence over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company. The Common Shareholders will own 22% of the outstanding Shares of the Company upon the completion of the Offering.

Rapid Technological Change; Dependence on New Product
Introductions

The market for the Company's product(s) is expected to be characterized by frequent new product introductions, rapidly changing technology and continued emergence of new industry standards, any of which could adversely affect sales of the Company's products or render the Company's existing products obsolete. The Company's success will depend upon its ability to develop and introduce, in a timely fashion, new products and enhancements to its existing products that meet changing customer requirements and emerging industry standards. The development of new, technologically advanced products and the enhancement of existing products is a complex and uncertain process requiring high levels of innovation, as well as the accurate anticipation of technological developments and market trends. There can be no assurance that the Company will be able to identify, develop, manufacture, market or support new or enhanced products successfully or on a timely basis, that new products of the Company will gain market acceptance or that the Company will be able to respond effectively to product announcements by competitors, technology changes or emerging industry standards. In addition, the Company has experienced delays in the introduction of new products and product enhancements. Furthermore, from time to time, the Company may announce new products or product enhancements, capabilities or technologies that have the potential to replace or shorten the life cycle of the Company's existing product offerings and that may cause customers to defer purchasing existing products of the Company.

Substantial Increase in Manufacturing Operations; Dependence on
Contract Manufacturing and Limited Source Suppliers

The Company is in the process of substantially increasing its flow of materials, contract manufacturing capacity and internal test and quality functions to respond to anticipated customer demand for its products and to reduce its order lead times. Any inability to increase product flow would limit the Company's revenue, could adversely affect the Company's competitive position and could result in cancellation of orders. The Company's operational strategy relies on outsourcing of manufacturing. Certain key components used in the manufacture of the Company's products are currently available only from limited sources, consequently, the Company may seek to secure additional sources of supply, including additional contract manufacturers.

	The Company may in the future experience problems with its various component suppliers, such as inferior quality, insufficient quantities and late delivery. There can be no assurance that such problems will not generate material liabilities for the Company or adversely impact the Company's relations with its customers in the future. In addition, the Company may in the future experience pricing pressure from its contract manufacturers. There can be no assurance that the Company will manage its contract manufacturers effectively or that these manufacturers will meet the Company's future requirements for timely delivery of products of sufficient quality and quantity. The Company intends to introduce certain new products and product enhancements in 1997 and 1998, which will require that the Company rapidly achieve volume production by coordinating its efforts with those of its suppliers and contract manufacturers. The inability of the Company's contract manufacturers to provide adequate supplies of high-quality products or the loss of any of the Company's contract manufacturers could cause a delay in the Company's ability to fulfill orders while the Company identifies a replacement manufacturer and could have a material adverse effect upon the Company's business, operating results and financial condition.

Management of Growth

The Company has significantly expanded its operations since its inception, and the success of the Company is dependent upon its continued expansion, particularly in hiring additional technical and customer support personnel, developing its sales and marketing network and expanding its manufacturing capacity. There may be only a limited number of persons with the requisite skills to serve in these positions and it may become increasingly difficult for the Company to hire such personnel. Future expansion by the Company may also significantly strain the Company's management, marketing, manufacturing, financial and other resources. In addition, the Company's future results of operations are dependent upon the continued expansion of the network of representatives to market the Company's products domestically and abroad. There can be no assurance that the Company's systems, procedures, controls and existing space will be adequate to support the Company's future operations. Failure to manage the Company's growth properly could have a material adverse effect on the Company's business, financial condition and operating results.

Risks Associated with Potential Acquisitions

The Company may in the future undertake acquisitions that could present challenges to the Company's management, such as integrating and incorporating new operations, product lines, technologies and personnel. If the Company's management is unable to manage these challenges, the Company's business, financial condition or results of operations could be materially and adversely affected. Any acquisition, depending on its size, could result in the use of a significant portion of the Company's available cash, or if such acquisition is made utilizing the Company's securities, could result in significant dilution to the Company's stockholders. Acquisitions involve a number of special risks including possible adverse short-term effects on the Company's operating results, the realization of acquired intangible assets and the loss of key employees of the acquired companies. The Company does not have pending any negotiations or agreements with respect to any such acquisition.

Risk of Product Defects

Products as complex as those offered by the Company at times contain undetected errors when first introduced or as new versions are released, despite extensive testing by the Company. The Company expects that such errors will be found from time to time in new or enhanced products after commencement of commercial shipments. The occurrence of such errors could result in the delay or loss of market acceptance of the Company's products, the impairment of development efforts and the loss of credibility with its customers, any of which could have a material adverse effect on the Company's business, operating results and financial condition.

Anticipated Fluctuations in Operating Results

It is anticipated that as the Company matures, the Company's sales and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors, many of which are outside the control of the Company, including (i) the timing and amount of significant orders from the Company's customers, (ii) the ability to obtain sufficient supplies of sole or limited source components for the Company's products, (iii) the ability to attain and maintain production volumes and quality levels for its products, (iv) the mix of distribution channels and products,
(v) new product introductions by the Company's competitors,
(vi) the Company's success in developing, introducing and shipping product enhancements and new products, (vii) pricing actions by the Company or its competitors, (viii) changes in material costs and (ix) general economic conditions. To achieve its revenue objectives, the Company expects that it will have to obtain orders during a quarter for shipment in that quarter. As a result of all of the foregoing, there can be no assurance that the Company will be able to achieve or sustain profitability on a quarterly or annual basis.

No Prior Market for Common Stock; Possible Volatility of Stock
Price

Prior to the Offering, there has been no public market for the Common Stock of the Company, and there can be no assurance that an active public market will develop or be sustained after the Offering. The initial public offering price has been determined by the Company based on several factors and may not be indicative of the market price of the Common Stock after the Offering. The market price of the shares of Common Stock is likely to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company's operating results, announcement of technological innovations or new results by securities analysts, developments with respect to patents or proprietary rights, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the common stocks of technology companies. These broad market fluctuations may adversely effect the market price of the Company's Common Stock.

Dilution

The initial public offering price of the Common Stock offered hereby is substantially higher than the net tangible book value per share of the Common Stock. Therefore, purchasers of Common Stock offered hereby will incur an immediate and substantial dilution, and may incur additional dilution upon the exercise of outstanding stock options.

USE OF PROCEEDS

	The Company intends to use the net proceeds of the Offering for: (i) investing in manufacturing, sales, and advertising of VersaCase TM; (ii) other appropriate investments that will benefit the Company in a positive manner; and (iii) expenses incident to the commencement of business.

Organizational and Offering Expenses*:
	Costs of the offering	             909
	Salaries for officers/employees 	  96,656
	Rent	                              6,517
	Utilities	                         2,295
	Travel expenses	                   1,120
	Promotional expenses	              493
	Supplies	                          4,964
	Printing	                          578
	Consulting fees	                   5,000
	Legal fees	                        5,951
	Accounting fees	                   1,978
* These fees will be incurred whether or not the Company is successful.

DIVIDEND POLICY

	The Company has not declared or paid dividends on its Common Stock since the inception of the Company. The Company currently intends to retain any earnings for use in developing and growing its business and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future.


CAPITALIZATION

The following table sets forth the capitalization of the Company as of December 31, 1996. This table should be read in conjunction with the unaudited Financial Statements appearing elsewhere in this Prospectus.

Debt
Notes Payable		                 $	8,000
Advances from Related Parties		 $	--
Total Debt		                    $	8,000

Stockholders' Equity
Common shares, "No" par value,
 5,000,000 shares authorized,
 # shares issued or outstanding
Additional Paid-In Capital		    $ --
Accumulated Deficit		           $	--
Total Stockholders' Equity		    $	288,935
Total Capitalization		          $	--



SELECTED FINANCIAL DATA (UNAUDITED)

The following selected financial data for the period from inception, April 11, 1996, through December 31, 1996, are derived from the financial records of the Company will be audited by Royal Barber and Company, independent certified public accountants. The selected financial data for the six months ended June 30, 1996 are derived from unaudited financial statements prepared by the Company. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended December 31, 1996 are not necessarily indicative of the results that may be expected for the entire year ending June 30, 1997. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company and Notes thereto included elsewhere in this Prospectus.

Selected Consolidated Financial Data)

Consolidated Statement of Operations Data
Revenues			                      --
Cost of Revenues			              --
Gross Profit			                  --
Operating Expenses		             $	179,061
Interest Income (Expense), Net
Loss Before Income Taxes		       $	(178,456 )
Income Taxes
Net Loss		                       $	(178,456 )
Net Loss Per Common Share		      $	(.04)
Weighted Average Common
 Shares Outstanding

Consolidated Balance Sheet Data
Cash and Cash Equivalents		      $	89,806
Working Capital		                $	170,718
Total Assets		                   $	323,763
Advances from Related Parties		  $	  --
Shareholders' Note Payable		     $	8,000
Total Shareholders' Equity		     $	288,935


MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

	THE FOLLOWING SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS OF THE COMPANY AND THE NOTES THERETO, AND OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS CERTAIN STATEMENTS REGARDING FUTURE TRENDS WHICH ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES. SUCH TRENDS, AND THEIR ANTICIPATED IMPACT UPON THE COMPANY, COULD DIFFER MATERIALLY FROM THOSE PRESENTED IN THIS PROSPECTUS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

Overview

The Company intends to manufacture and sell the VersaCase
TM computer case and has other products in design and development. These products and planned products are based on the Company's core software, firmware and hardware technology. The Company was founded by Mr. Conrad A.H. Jelinger, who individually and with the help of SSTI developed this technology over a ten year period. The Company has received many inquiries regarding VersaCase TM and its related products, but to date has not entered into long term agreements or blanket purchase orders for the sale of VersaCase TM or the VersaCase TM family of products..

	The Company will allocate all of its fixed production costs to the cost of goods sold of those products shipped during a given period. Accordingly, gross profit may fluctuate significantly from period to period as a result of the change in overall sales volumes. Gross profit may be affected in the future by the introduction of new products which generate differing gross margins and the sales mix during a given period. In addition, the Company plans to pursue OEM relationships with respect to the sale of VersaCase TM and its related products, including those in development. The Company has not negotiated any such arrangements, but anticipates that its pricing to OEM partners would be less than with respect to direct sales resulting in lower gross margins in connection with these arrangements. However, sales and marketing expenses are generally lower in the case of sales to OEM partners.

	The Company believes that its operating expenses will continue to increase as a result of a variety of factors including: (i) increased research and development expenses associated with the completion of the products in development and the continued enhancement of existing products; and (ii) increased selling, general and administrative expenses associated with continued expansion of sales and marketing capabilities, product advertising and promotion. The Company charges research and development costs to expense when incurred.

RESULTS OF OPERATIONS

	FROM INCEPTION TO December  31, 1996

	SALES. Sales have not yet begun.

	COST OF GOODS SOLD. Not applicable.

Operating Expenses

Due to the fact that the Company is still in the first year of operations, a baseline for operating expenses has not been established. For the time in question, operating expenses amounted to $179,061, primarily from research and development and general and administrative expenses.

Liquidity and Capital Resources

	Operating expenses during the development stage have been primarily financed with the incurrence of trade payables nonregistered security sales.

	The Company requires substantial working capital to fund its business, particularly to finance inventories and accounts receivable and for capital expenditures. The Company's future capital requirements will depend on many factors, including the rate of revenue growth, the timing and extent of spending to support product development efforts and expansion of sales and marketing, the timing of introductions of new products and enhancements to existing products, and market acceptance of the Company's products. There can be no assurance that additional equity or debt financing, if required, will be available on acceptable terms or at all.

	Management estimates that capital expenditures will be approximately $4,200,000 in 1997 and $15,300,000 in 1998, and
that these amounts will primarily be used for the purchase of equipment related to product development and automation of production operations, the purchase of tooling for plastic injection production molds for VersaCase TM production, furniture, fixtures and equipment in connection with leasing additional space for the Company's operations and for salaries and wages for existing and projected additional employees.

	The Company believes that the net proceeds of the Offering and anticipated cash flow from operations will be sufficient to fund the Company's working capital and capital expenditure requirements at budgeted levels for the next 12 months.

BUSINESS

	Unitrend is an Ohio-based corporation gearing up to produce high quality computer ergonomic enclosures for a national market. With the development of smaller and more powerful computing devices, the Company believes that there is an overall trend to view the personal computer as the new "Mainframe" of the future. The Company believes it is in a position to capitalize on this trend in the growing computer market by introducing new technology in its initial product known as "VersaCase TM." The Company believes that with the introduction of VersaCase TM it will be positioned in the national market to provide the highest quality user-friendly-and-accessible retail/commercial/industrial/military PC-based computer enclosures available. The Company believes that the U.S.-made VersaCase TM technology will set the specifications against which all computer enclosures and enclosure systems will be compared.

Industry Development

Over the past several years, personal computers have evolved to meet the ever-growing demands of a large variety of users for increasingly complex and power-hungry applications.
At the same time, the introduction of a plethora of new personal computer hardware technology and devices has reinforced the importance of the computer to society. Unitrend intends to capitalize on this growing market with the introduction of the VersaCase TM.

	Today computer companies are busy battling each other in price wars and for market place dominance. At this stage in the maturation of the computer market, older technology becomes obsolete with the introduction of new technology, causing end users to face substantial losses if they choose to upgrade their computer systems. The use of total modularization in this market has been totally ignored. Consequently there has yet to emerge a market leader in this segment of the industry. In light of these factors and the development of the VersaCase TM technology, Unitrend believes it is in a position to become the hardware modularization market leader.

	Unitrend will focus on the manufacturing and selling of computer hardware - specifically, Enclosure Technology. The need for improvement in this area became apparent to Unitrend's founder, Mr. Conrad A.H. Jelinger, after many years of listening to complaints regarding the archaic use of technology when applied to the assembly of desktop and mini-tower computers. Time and time again, repair after repair, upgrade after upgrade, computer users caused Mr. Jelinger to realize that there exists a total lack of enclosure ergonomics and modular efficiency in computer hardware. Most personal computers built today are poorly designed and are not user friendly. Today's computers are characterized by poor ventilation, awkward controls, little (if any) configuration flexibility, lack of upgrade potential, and little ease of maintenance. For example, a simple RAM upgrade can take as long as an hour using the current assembly techniques of some models. The average time for a trained technician to simply change an expansion card is approximately 20 minutes, if everything goes well. This amount of time may seem relatively trivial, but analyzing the same task in the context of a 200 machine upgrade allows one to understand the amount of time involved for a "relatively trivial" service project. It could conceivably take more than 66 man-hours to accomplish the above mentioned task. At an average of $90.00 per man hour, the cost of a simple upgrade could become a $5,940.00 investment in labor alone. The cost could go higher if some of the logic boards do not accept the new cards, or if jumpers need to be reset to accommodate newer technology. This could result in at least a 15% increase in budgeted labor expenses for the cost of new cards, and the initializations of the system. Conceivably the conversion project with a loss of 20 minutes of paid wages per person would be an additional $1,667.00. Depending on the type of business, the calculated lost revenues due to down time could be prohibitive. Should a company attempt to convert their machines after hours, it would pay 10%-15% premium for after hours labor.

	In today's competitive marketplace business leaders are reluctant to condone significant cost overruns such as those described above. Rapidly improving (and ever changing) computer hardware means that anyone who owns a computer - not just large companies - needs to upgrade and maintain their equipment. Most individuals and small companies will not pay for the cost of hiring a professional to make the necessary changes.

The Unitrend Solution

Unitrend has developed or is developing a series of products which are designed to standardize and modularize personal computer hardware peripherals. The Company views its position in the national market as a provider of the highest quality retail/commercial/industrial/military user-accessible and friendly personal computer-based computer enclosures and hardware technology available anywhere. Unitrend believes its made-in-the-U.S.A., VersaCase TM technology will set the new standards to which all computer enclosures and enclosure systems will adhere. Initially, Unitrend intends to manufacture one basic model of ergonomic enclosures. VersaCase TM is not a converted desktop computer enclosure, instead it is the most reliable, "Hot Fix - Plug and Play" computer enclosure system designed for everyday use. All machines are built to strict quality ISO/QS 9000 and military specifications regardless of their intended use. The only differences between the commercial and military models are the metal alloys required on some military models. VersaCase TM is designed to meet and/or exceed the demands of "Windows 95" plug and play technology when upgrading hardware with its efficient modular construction.

	Unitrend separates itself from other companies now offering computer enclosures by focusing on ergonomic design technology and component modularization. VersaCase TM is convertible technology, thus it may be used as a single unit, multiple stack, desk drawer mounting system, and/or rack-mount configurations, as a workstation, file server, disk array, jukebox, or a combination of applications. It can be sold to OEMs, VARs, Retailers, the Military, Industrial Complexes, Commercial Enterprises, Academic Institutes, or by Mail Order.

	By marketing VersaCase TM Unitrend brings new technology to the market which, for the first time, gives the "End-User" the ability to easily maintain and upgrade his or her system while providing unsurpassed configuration modes and arrays. In the above example with VersaCase TM technology, the average time to complete the same task would amount to approximately 5 minutes or less per machine. Using the data from the same example, a company would pay approximately $1,500.00 in labor costs. That translates to a savings of $4,440.00. In addition, consider the improvement in lost productivity due to a 4 to 15 fold shorter downtime. VersaCase TM simplifies changes, making companies and individuals more productive. In many situations, maintenance, repairs, and testing can all be accomplished with the power on. VersaCase TM allows companies to literally stack their machines eight units high without worry about enclosure collapse due to unit weight. Users may easily and inexpensively move to a Rack Mount environment without having to change and/or upgrade enclosure technologies.

COMPANY STRATEGY

In particular, the key elements of the Company's strategy for growth include:

Increase Domestic Sales

The Company will seek to increase sales of the VersaCase
TM and its components by recruiting additional internal sales staff and representatives to broaden its customer base and obtain repeat orders. In addition, the Company plans to enter the substantial domestic market for computer peripherals through its direct sales network and by developing strategic OEM partnering relationships with computer manufacturers. It is estimated that these maneuvers will enable the Company to obtain an early market leadership position in the distribution of VersaCase TM and any competing products, should they be developed.

Penetrate International Markets

The Company believes that significant demand exists outside the United States for products like the VersaCase TM and related peripherals. The Company intends to design and develop versions of the VersaCase TM and related peripherals for those markets.

Maintain Technology Leadership

	While the Company believes that its current product offers performance above that of competitive offerings, due to the fact that no known competitive products are yet in existence, the Company intends to continue to devote a significant portion of its budget to research and development and rapidly commercialize additional products. In addition, the Company believes that it will benefit from the ability to license or acquire additional technologies to broaden its product line through acquisitions of non-core technology.

	Additionally, the Company proposes to set up a multi-channel distribution network which will include OEMs and existing distributors which will incorporate VersaCase TM into their own product line and services. This strategy will allow the Company to leverage the marketing and distribution resources of its customers/distributors which are strategically focused on Offering value-added products and services to the computer industry. This strategy will also provide VersaCase TM with credibility, exposure and stability in the marketplace.

	The Company proposes to set up its own distribution to handle the initial orders derived from direct marketing campaigns, beta sites, various media advertising, primarily magazine medium, trade shows, referrals and catalog sales. Marketing related to these activities would target medium to large value added re-sellers (VARs) who create their own computer systems. The Company's beta sites and prototypes will be issued to companies who have expressed interest in VersaCase TM.

	The Company will also attempt to penetrate the office furniture manufacturing industry to perfect the computer in a drawer concept.

COMPANY HISTORY

"Unitrend", as it is known today, informally commenced operations in December 1987 and has evolved from a local computer service and repair center. In the past ten years, the business has matured into an assembler and servicer of high quality PC-based servers and work stations. Eventually realizing the lack of standards in hardware and software integration, the Company began engineering systems for those clients who grew beyond the need of a single PC work station. Unable to find technical support to maintain business with manufacturers, the Company began to assemble our own desk top computers. Furthermore, by writing a "knowledge-base" software program, the business was able to respond quickly and efficiently when problems did arise. It is the accumulation of this knowledge-base data and careful market research that has brought on significant changes in computer-servicing business strategy. The key change was a decision to limit the variety of component manufacturers. Unlike competitors, Unitrend decided to search out the most reliable equipment available. It was quality and durability in life cycles that set the Company apart from other local vendors. Also, by limiting selection to the "best in the business", the Company's service people became extremely proficient at in-field servicing, minimizing downtime for clients.

	Unitrend has acquired an exclusive license to market and further develop the VersaCase TM technology through a license agreement with its sister corporation, Server Systems Technology, Inc. (hereinafter "SSTI"). Pursuant to the license agreement, Unitrend has an exclusive license to the tangible and intangible assets of SSTI. The Company intends to eventually purchase the assets of SSTI, thereby eliminating a significant liability of SSTI which could include potential encumbrances on the prosecution of any patents SSTI has applied for, or is in the process of applying for. Under the license agreement, the Company, is currently obligated to pay to SSTI a royalty of 5% of the gross sales of the Company which directly results from the assets of SSTI the purchase of SSTI assets will eliminate such cash outflow.

	The Company is an Ohio "for profit" Corporation and was originally incorporated under the name VersaCase, Inc. on April 11, 1996. The Company changed its name to Unitrend, Inc. on May 15, 1996. The Company's main office is located at 4730 W. Bancroft Rd. Ste. 15, Toledo, Ohio 43615.

Company Product

The product, known as VersaCase TM , is an open platform, open architecture computer chassis designed with bayonet sliders. With VersaCase TM, the entire hardware of a personal computer becomes modular, which means that all major computer components become easily accessible, removable, upgraded and/or repairable. The VersaCase TM design employs the following characteristics (as an industry standard or by accessories made available by resellers): Quick mount technology; Low RPM, high volume fans for pressurized cooling; CabletyTM ribbon suspension guides; Humidity and temperature sensing circuits, Auto shut-off at 118o F; Internal vibration and shock isolation system; Air filtration grid; Total modular component assembly; 300 watt dual filtered, auto-switching power supplies; 15 drive bays (maximum when using 3.5" drives); Ergonomic control panel; Convertible mount systems (single, stack, drawer, and rack); Docking and mounting security holes; Access and security features; Total open architecture topology used throughout system; System activity LED display array; Total steel construction with 300psi external load factor; low EMI, RFI emissions; Pending FCC approved; Made and Assembled in the U.
S. A.

CUSTOMERS

	As of January 1, 1997, the Company has not sold any of the VersaCase TM family of products to any customers.

SALES, MARKETING & CUSTOMER SUPPORT

Sales

  The Company will initially focus its sales and marketing efforts of the VersaCase TM family of products to the general public by and through contracts with OEMs, VARs, Retailers, and by Mail Order. The Company will also engage in direct sales to the Military, Industrial Complexes, Commercial Enterprises, Academic Institutes through an internal sales force. The Company intends to continue to augment its internal sales organization to develop and association, which will manage a domestic network of independent representatives. The Company's internal sales force will include managers based at the Company's principal executive offices and regional sales staff.

	In order to execute a seamless and cohesive sales effort through these channels, the internal sales staff will be compensated based upon the productivity of the representative firms in their respective territories. The primary roles of the Company's internal sales force will be (i) to ensure that customers and potential customers in each territory are being regularly contacted, (ii) to provide support to independent representatives and determine that their sales quotas are met,
(iii) to differentiate the features and capabilities of the Company's products from competitive offerings, (iv) to assist customers with the implementation of the Company's products and
(v) to serve as a direct link to assure quality and timely customer support. In addition, the Company believes that its investment in its internal sales staff will help to enable the Company to monitor changing customer requirements, as well as the development of industry standards. The Company also plans to initiate an OEM partnering program for future products in development.

Marketing

The Company will seek to build awareness of its products through a variety of marketing channels and methodologies. The Company intends to participate in numerous industry trade shows and conferences each year, publishing technical articles in the trade press and engaging in a series of direct mail campaigning to targeted potential customers. The Company also plans to initiate advertising and promotion of its products in select print media following the Offering and the furtherance of various patent issues. The Company also intends to establish a direct telemarketing staff to provide direct access to product users. This group will also be responsible for the identification of opportunities for the Company's internal sales staff and independent representatives.

Customer Support

The Company is dedicated to providing comprehensive customer support. All service, repair and technical support of the Company's products will be performed in-house utilizing sub-assemblies and components obtained from the Company's regular sources of supply. The Company's technical support engineers will be experts in the hardware and software associated with the Company's products. The Company will offer technical support to its customers during regular business hours, Eastern Standard Time 5 days a week, and for an as-yet undetermined number of hours during the weekend via a toll-free hotline and through paging systems for special contracts. The Company will offer a 90-day limited warranty on all components of its products.

Product Development

	The Company has in development a family of Products relating to and enhancing the original VersaCase TM ergonomic enclosure. See "Company History - Company Product." The Company believes that its future success depends on its ability to maintain technological leadership through enhancements of its existing products and developments of new applications and products that meet a wide range of customer needs.
Accordingly, the Company intends to continue to make substantial investments in the development of new technologies, the commercialization of new products building on the Company's existing technological asset base and the enhancement and development of additional applications for existing products. The Company has organized its product development efforts to focus on the further development of hardware and firmware technologies. The Company's product development efforts are devoted toward incorporating emerging, higher value components into the Company's products to provide platforms for additional applications and enhanced capacity, speed and ease of use. Additionally, the Company is working toward further reducing the size and weight of the Company's products and developing enhancements to streamline production. The Company intends to increase the size of its technical staff by adding microelectronic and hardware engineers with particular understanding of the required military, industrial, and
academic specifications associated with VersaCase TM   products
used in those environments.

Production

The Company's operational strategy relies on outsourcing of manufacturing to reduce fixed costs and to provide flexibility in meeting market demand. The Company will engage in extensive and ongoing assessment of outsource manufacturers to assure the quality of material and final assembly. In connection with its outsourcing strategy, the Company may seek to secure additional sources of supply, including additional contract subassembly and component manufacturers. In the future, the Company could experience, problems with its contract manufacturers, such as quality, quantity and on-time delivery. In addition, the Company may in the future experience pricing pressure from its contract manufacturers.

	The Company will use a rolling six-month forecast based on anticipated product orders to determine its general materials and component requirements. Lead times for materials and components ordered by the Company vary significantly, and depend on factors such as the specific supplier, purchase terms and demand for a component at a given time. Currently, the Company acquires materials and orders certain standard subassemblies based on the Company's forecast. Upon receipt of firm orders from customers, the Company will assemble fully-configured systems and subject them to a number of tests before shipment. If orders do not match forecasts, the Company may have excess or inadequate inventory of certain materials and components. The Company's financial and management information systems assist management in the timely procurement of materials and services.

	Although the Company generally uses standard parts and components for its products whenever available, several key components used in the manufacture of the VersaCase TM family of products are currently purchased only from single or limited sources. At present, the Company's single-sourced components are primarily those which are manufactured according the pending patent application(s). The Company generally does not have long-term agreements with any of these single or limited sources of supply. Any interruption in the supply of any of these components, or the inability of the Company to procure these components from alternate sources at acceptable prices and within a reasonable time, could have a material adverse effect upon the Company's business, operating results and financial condition. Qualifying additional suppliers is time consuming and expensive and the likelihood of errors is greater with new suppliers. See "Risk Factors -- Substantial Increase in Manufacturing Operations; Dependence Upon Contract Manufacturing and Limited Source Suppliers."

Competition

	The market in which the VersaCase TM and certain of its family of products exists receives competition from overseas computer case manufacturers. The Company believes that the principal competitive factors in its market are expertise and familiarity with the needs and specifications of military, industrial and academies computer users, product features, reliability, price, timeliness of new product introductions, timely adoption of emerging industry standards, service, support, size, name recognition and installed base. The
Company believes that it will be generally competitive with respect to most of these factors.

	The Company believes that there are currently no competitors that provide an integrated comprehensive solution to the ergonomic computer case situation. The Company believes that there are less than 20 current competitors that offers products which could potentially compete with the VersaCase TM or will compete with the VersaCase TM family of products being developed by the Company. Such competitors and certain prospective competitors have significantly longer operating histories, larger customer bases, greater name recognition and technical, financial, manufacturing and marketing resources than the Company. In addition, a number of these competitors have long established relationships with the Company's customers and potential customers. The Company believes it is likely that competitors will enter the market for most if not all of the products which the Company will offer. See "Risk Factors -- Competition."

Intellectual Property

	The Company relies on a combination of technological leadership, trade secret, copyright and trademark protection and non-disclosure agreements to protect its core technology. Although the Company has pursued and intends to continue to pursue patent protection of inventions that it considers important, the Company believes its success will be largely dependent on its reputation for technology, product innovation, affordability, marketing ability and response to customers' needs. As of the date of this Prospectus, the Company has an interest in pending U.S. patent applications covering certain aspects of its technology. There can be no assurance that the Company or its sister corporation SSTI will be granted any patents or that, if any patents are granted, they will provide the Company with significant protection or will not be challenged.

	The Company believes that the rapid rate of technological change and the relatively long development cycle for personal computer cases are also significant factors in the protection of the involved intellectual property. The Company's VersaCase
TM family of products incorporate a unique system architectures that have been developed based on a broad understanding of available power supplies, motherboards, disk drives, and other computer peripherals. As part of its confidentiality procedures, the Company generally enters into non-disclosure agreements with its employees and suppliers, and limits access to and distribution of its proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company's technology without authorization. Accordingly, there can be no assurance that the Company will be successful in protecting its intellectual property or that the Company's rights will preclude competitors from developing products or technology equivalent or superior to that of the Company.

	The computer hardware industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement. Although the Company is not aware of any infringement or claimed infringement by its products or technology of the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims against the Company in the future or that any such assertions will not result in costly litigation or require the Company to obtain a license to intellectual property rights of such parties. There can be no assurance that any such licenses would be available on terms acceptable to the Company, if at all. Furthermore, litigation could result in substantial cost to and diversion of efforts by the Company regardless of outcome. Any infringement claims or litigation against the Company could materially and adversely affect the Company's business, results of operations and financial condition. In addition, the Company's growth strategy includes a plan to enter the international market and the laws of some foreign countries do not protect the Company's proprietary rights regarding the products to the same extent as do the laws of the United States. See "Risk Factors - Protection of Proprietary Assets."

Facilities

	The Company occupies approximately 2,400 square feet of office and engineering space in Toledo, Ohio, with rent payable in the amount of $13,200.00 per year. The Company has no interests in real property, and sub-leases space to Server Systems Technology, Inc. (SSTI) and a separate and unaffiliated software technology company.

Regulation

	The Company's products must meet industry standards and receive certification for use in certain military applications. In the United States, the Company's products must comply with various regulations promulgated by the FCC and Underwriters Laboratories. Internationally, the Company's products must comply with standards established by the regulatory authorities in various countries. In addition, certain products must be certified to be commercially viable.
Although the Company's products have not been denied any regulatory approvals or certifications to date, any future inability to obtain on a timely basis or retain domestic or foreign regulatory approvals or certifications or to comply with existing or evolving industry standards could have a material adverse effect on the Company's business, operating results and financial condition.

Litigation

	The Company was formed by Conrad Jelinger who is also a principal shareholder of Server Systems Technology, Inc.
(SSTI). Pursuant to the terms of a certain License Agreement, the Company has acquired use of all of the tangible and intangible assets of SSTI pursuant to the terms of a License Agreement with SSTI. Potential claims may exist against SSTI, although no lawsuit is pending as of the date of this filing.

	Additionally, the Company has previously sold unregistered stock in various states as part of a limited offering. General counsel for the corporation has recently discovered that the necessary Blue Sky forms in certain states may not have been properly filed and, as a result, a certain number of those previously sold shares will need to be rescinded, or given the opportunity to rescind. This offering includes a number of shares that have been set aside to replace any non-Blue-Sky-compliant shares, should those limited offering investors determine they still desire to keep their investment in the Company. As a consequence of this situation it is anticipated a number of those non-compliant shares will be traded with the registered shares associated with this offering.

	The Company is unaware of any other material pending or potential legal or administrative proceedings now pending or contemplated against the Company.

	Certain legal matters with respect to the legality of the issuance of the shares of Common Stock offered hereby will be passed upon for review to General Counsel.

Employees

	The Company employs a full-time staff of eight (8), and a part-time staff of one (1), which currently comprise the Company's technical personnel, engineers, internal sales staff and administrative personnel. The Company has agreements with all employees covering assignment of inventions and patents to the Company, confidentiality and non-competition after leaving the Company, as well as a comprehensive security agreement. A copy of those typical agreements is attached hereto. The
Company believes that its relationship with its employees is good.

MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

	The following table sets forth certain information
concerning the executive officers and directors of the Company:
NAME                  AGE          POSITION
Conrad A.H. Jelinger  44           Chairman of the Board, Chief
                                   Executive Officer

	Conrad A.H. Jelinger incorporated the Company in April
1996 and has served as its Chief Executive Officer and Chairman of the Board since inception.

Board of Directors

	The Board of Directors of the Company currently consists of one member. Upon consummation of the Offering, the Board will consist of five members (at least two of whom will not be employees of, or otherwise affiliated with, the Company) and will be classified into three classes. One class of directors will be elected each year, and the members of such class will hold office for a three-year term or until their successors are duly elected and qualified. The Board of Directors of the Company will establish committees, including compensation and audit committees, each of which will report to the Board of Directors.

	Executive officers are appointed by, and serve at, the discretion of the Board of Directors. There are no family relationships among any of the directors or executive officers of the Company.

Compensation of Directors

	During 1996, directors did not receive compensation for serving as members of the Board of Directors. The Company does not anticipate compensating directors of the Company who are not officers or employees of the Company in the near future. However, directors are reimbursed for travel and other expenses relating to attendance at meetings of the Board of Directors or committees.

Option Plan

	The Company's 1997 Stock Option Plan (the "Option Plan") becomes effective on the date this offering takes affect. The purpose of the Option Plan is to attract and retain qualified personnel, to provide additional incentives to employees, officers and consultants of the Company and to promote the success of the Company's business. A reserve of 250,000 shares of the Company's Common Stock has been established for issuance under the Option Plan. The Option Plan is administered by the Board of Directors who may delegate the administration of the plan to a Committee of the Board. The Board now has, and such committee would have, complete discretion to determine which eligible individuals are to receive option grants, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option, the vesting schedule to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

	Each option granted under the Option Plan has a maximum term of three years, subject to earlier termination following the optionee's cessation of service with the Company. Options granted under the Option Plan may be exercised only for fully vested shares. The exercise price of incentive stock options and non-statutory stock option granted under the Option Plan must be at least 100%, of the fair market value of the stock subject to the option on the date of grant (or 110% with respect to holders of more than 10% of the voting power of the Company's outstanding stock). The Board or, when appointed, such committee, has the authority to determine the fair market value of the stock. The purchase price is payable immediately upon the exercise of the option. Such payment may be made in cash, in outstanding shares of Common Stock held by the participant, through a promissory note payable in installments over a period of years or any combination of the foregoing.

	The Board of Directors may amend or modify the Option Plan at any time, provided that no such amendment or modification may adversely affect the rights and obligations of the participants with respect to their outstanding options or vested shares without their consent. In addition, no amendment of the Option Plan may, without the approval of the Company's stockholders (i) modify the class of individuals eligible for participation, (ii) increase the number of shares available for issuance, except in the event of certain changes to the Company's capital structure, or (iii) extend the term of the Option Plan.

	As of the date of this Prospectus, the Company had outstanding options under the Option Plan for an aggregate of 250,000 shares of Common Stock.

CERTAIN TRANSACTIONS

Loan to SSTI

	From April 1996 to August 1996, the Company loaned Server Systems Technology, Inc. (SSTI) approximately $50,000.00 to enable SSTI to continue operating through the end of its R & D cycle. The loan to SSTI is due on August 30, 1997. Interest is payable at the rate of 10% per annum and the original principal amount of the loan remains outstanding as of the date of this Prospectus.

Loans Guaranteed by Founder

Mr. Jelinger has personally guaranteed most of the Company's indebtedness incurred since its inception. Most of the Company's outstanding indebtedness is expected to be converted into stock upon the occurrence of the Offering.

Loan To Founder

As of December 31, 1996, the Company has loaned Mr.
Jelinger, the Company's the Board and Chief Executive Officer, $113,931 which he applied toward the procurement of technology. The loan to Mr. Jelinger is due on December 31, 1997. Interest is payable at the rate of 7% per annum. The original principal amount of the loan remains outstanding as of the date of this Prospectus.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of 5,000,000 shares of Common Stock, par value. The following statements are brief summaries of certain provisions relating to the Company's capital stock contained in its Articles of Incorporation (the "Articles") and Code of Regulations and the laws of Ohio.

Common Stock

The Company's authorized Common Stock consists of
5,000,000 shares, par value, of which 31,900,829 shares are issued and outstanding as of the date of this Prospectus. The issued and outstanding shares of Common Stock are fully paid and non-assessable. Holders of the Company's Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. As of December 31, 1996, there are 232 holders of record of the Company's Common Stock. Each share of the Company's Common Stock is entitled to equal dividend rights and to equal rights in the assets of the Company available for distribution to holders of Common Stock upon liquidation. The Company's Articles do not provide for preemptive rights of the holders of its Common Stock..

The Certificate further provides that stockholder action must be taken at a meeting of stockholders and may not be effected by any consent in writing unless approved by a vote of two-thirds of the Continuing Directors. Special meetings of stockholders may be called only by the President or by a majority of the Board of Directors. If a stockholder wishes to propose an agenda item for consideration, he must give a brief description of each item and notice to the Company not less than 120 nor more than 180 days prior to the meeting. Stockholders will need to present their proposals or director nominations in advance of the time they receive notice of the meeting since the Company's Bylaws provide that notice of a stockholders' meeting must be given not less than ten or more than 60 days prior to the meeting date.

The Certificate generally provides further that the foregoing provisions of the Certificate and Bylaws may be amended or repealed by the stockholders only with the affirmative vote of at least 70% of the shares entitled to vote generally in the election of directors voting together as a single class unless two-thirds of the Continuing Directors approve the changes in which event a majority vote would be sufficient. These provisions exceed the usual majority vote requirement of Delaware law and are intended to prevent the holders of less than 70% of the voting power from circumventing the foregoing terms by amending the Certificate or Bylaws. These provisions, however, enable the holders of more than 30% of the voting power to prevent amendments to the Certificate or Bylaws even if they are approved by the holders of a majority of the voting power.

The effect of such provisions of the Company's Certificate and Bylaws may be to make more difficult the accomplishment of a merger or other takeover or change in control of the Company. To the extent that these provisions have this effect, removal of the Company's incumbent Board of Directors and management may be rendered more difficult. Furthermore, these provisions may make it more difficult for stockholders to participate in a tender or exchange offer for Common Stock and in so doing may diminish the market value of Common Stock. The Company is not aware of any proposed takeover attempt or any proposed attempt to acquire a large block of Common Stock.

PERSONAL LIABILITY OF DIRECTORS

Ohio law authorizes a Ohio corporation to or limit the personal liability of a director to the corporation and its stockholders for monetary damages for breach of certain fiduciary duties as a director. The Company believes that such a provision is beneficial in attracting and retaining qualified directors, and accordingly the Code of Regulations includes a provision which allows for the indemnification of persons in certain situations who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, for any breach of fiduciary duty as a director, except as provided under Ohio law. Pursuant to the Code of Regulations, directors of the Company are not insulated from liability for breach of their duty of loyalty (requiring that, in making a business decision, directors act in good faith and in the honest belief that the action was taken in the best interest of the corporation. The foregoing provisions of the Code of Regulations may reduce the likelihood of success of derivative litigation against directors for breaches of their fiduciary duties, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. Furthermore, the Company intends to enter into indemnity agreements with present and future officers and directors for the indemnification of and the advancing of expenses to such persons to the full extent permitted by law.

Shares Eligible For Future Sale

Prior to the Offering, there has not been any public market for securities of the Company. No prediction can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market could adversely affect the prevailing market price.

Upon  completion  of  the  Offering,  the  Company  will
have   outstanding 1,996,739 shares of Common Stock (based upon
shares outstanding as of December 31, 1996 and assuming the anticipated exercise of options to purchase shares of Common Stock prior to the Offering). Of these shares, the 300,000 shares sold in the Offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), except that shares owned by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act ("Affiliates"), may generally only be sold in compliance with applicable provisions of Rule 144.

In general, under Rule 144, a person (or persons whose shares are aggregated), including an Affiliate, who has beneficially owned Restricted Shares for at least two years (including the holding period of certain prior owners), will be entitled to sell in "restricted brokers' transactions" or to market makers, within any three-month period commencing 90 days after the Company becomes subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a number of Restricted Shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks immediately preceding such sale, subject, generally, to the filing of a Form 144 with respect to such sales and certain other limitations and restrictions. In addition, a person (or person whose shares are aggregated), who is not deemed to have been an Affiliate at any time during the 90 days immediately preceding the sale and who has beneficially owned the Restricted Shares proposed to be sold for at least three years, is entitled to sell such shares under Rule 144(k) without regard to the limitations described above. Further, Rule 144A under the Act permits the immediate sale of restricted shares to certain qualified institutional buyers without regard to the volume restrictions described above.

In general, under Rule 701 of the Securities Act, any employee, consultant or advisor of the Company who purchased shares from the Company in connection with a compensatory stock or option plan or other written compensatory agreement is entitled to resell such shares without having to comply with the public information, holding period, volume limitation or notice provisions of Rule 144 and Affiliates are entitled to sell their Rule 701 shares without having to comply with holding-period restrictions under Rule 144, in each case commencing 90 days after the Company becomes subject to the reporting requirements of Section 13 of the Exchange Act. Rule 701 is available for stockholders of the Company as to all shares issued pursuant to exercises of options granted prior to the Offering.

As of the date hereof, the Company has authorized an aggregate of up to 250,000 shares of Common Stock for issuance pursuant to its Option Plan. As of the date hereof, options to purchase no shares have been granted pursuant to the Option Plan. After the effective date of the applicable registration statement, shares of Common Stock issued under the Option Plan will be immediately available for sale in the public market, subject in certain cases to the lock-up restrictions described above and subject, in the case of sales by Affiliates, to certain limitations and restrictions under Rule 144.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

The distribution of the Common Stock in Canada is being made only on a private placement basis exempt from the requirement that the Company prepare and file a prospectus with the securities regulatory authorities in each province where trades of Common Stock are effected. Accordingly, any resale of the Common Stock in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Common Stock.

Representations Of Purchasers

Each  purchaser  of  Common  Stock   in  Canada  who
receives  a   purchase confirmation   will  be  deemed  to
represent   to  the  Company,  the  Selling Stockholders and
the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Common Stock without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and
(iii) such purchaser has  reviewed the text above under "Resale
Restrictions."

RIGHTS OF ACTION AND ENFORCEMENT

The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the SECURITIES ACT (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons and the Selling Stockholders may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons and the Selling Stockholders in Canada or to enforce a judgment obtained in Canadian courts against the issuer or such persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

A purchaser of Common Stock to whom the SECURITIES ACT (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Common Stock acquired by such purchaser pursuant to the Offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Company. Only one such report must be filed in respect of Common Stock acquired on the same date and under the same prospectus exemption.

LEGAL MATTERS

The validity of Common Stock offered hereby will be passed upon for the Company by the Company's General Counsel.

ADDITIONAL INFORMATION

The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered by this Prospectus. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which have been omitted as permitted by the rules and regulations of
the  Commission.  For   further information  with respect to
the Company and the shares of Common Stock offered hereby, reference is hereby made to the Registration Statement including the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract, agreement or any other document referred to herein are not necessarily complete and, where such contract, agreement or other document is an exhibit to the Registration Statement, reference is made to such exhibit for a complete description of the matter involved, and each such statement is qualified in all respects by the provisions of such exhibit. Copies of the Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or obtained from the Commission upon payment of fees prescribed by the Commission. The Registration Statement may also be obtained through the Commission's Internet address at "http:// www.sec.gov."

The Company intends to furnish its stockholders with annual reports containing audited financial statements and a report thereon by its independent public accountants and with quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Exhibits:

[TITLE]
EXHIBIT NUMBER               EXHIBIT

1.01                         Amended Articles Of
                             Incorporation Of Registrant

2.01                         Code of Regulations Of
                             Registrant

3.01                         Typical Employment Agreement
                             Used By Registrant With Typical
                             Employees

4.01                         Typical Trade Secrets Agreement
                             of Registrant

5.01                         Typical Non-Compete Agreement
                             of Registrant

6.01                         Typical Nondisclosure Agreement
                             of Registrant

Exhibit 1.01 Amended Articles of Incorporation of Registrant


ARTICLES OF INCORPORATON
OF UNITREND, INC.






AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

UNITREND, INC.

ARTICLE I
	The name of said corporation shall be Unitrend, Inc.

ARTICLE II
	The place in the State of Ohio where its principal office is to be located is 4730 W. Bancroft Street, Toledo, Ohio,
Lucas County, 43615.

ARTICLE III
	The purpose for which it is formed is:
	To engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 inclusive, of the Ohio Revised Code.

ARTICLE IV
	The total number of Shares of all classes of stock which the Corporation shall have the authority to issue is Five Million (5,000,000) Shares issuable in series, consisting of Five Million (5,000,000) Shares of Common Stock with no par value.
	Shares of all classes of stock, authorized and outstanding, shall be subject to redemption by the Corporation. Such Shares are redeemable, in whole, at one time, or in part from time to time, at the option of the Corporation and on terms and conditions acceptable to the Board of Directors, through majority vote of the entire Board of Directors and acceptable to such effected shareholder(s). The Corporation, through action of its Board of Directors, shall in its sole discretion, have the right to redeem part of the outstanding Shares; such part redemption need not be on a pro-rata or lot basis. Shares redeemed by the Corporation shall be held as treasury stock.

ARTICLE V
	The Board of Directors is hereby authorized to fix and determine and to vary the amount of working capital of the Corporation, to determine whether any, and if any, what part of its surplus, however, created or arising, shall be used or disposed of or declared in dividends or paid to shareholders, and without action by the shareholders, to use and apply such surplus, or any part thereof, at any time or from time to time, in the purchase or acquisition of Shares of any class, voting trust certificates for Shares, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness of the Corporation or other securities of the Corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors shall deem expedient.

ARTICLE VI
	Every statue of the State of Ohio hereafter enacted, whereby the rights or privileges of shareholders of a corporation organized under the General Corporation Act of said State are increased, diminished, or in any way affected, or whereby effect is given to any action authorized, ratified or approved by less than all the shareholders of any such corporation, shall apply to this corporation and shall be binding upon every shareholder thereof to the same extent as if such statue has been in force at the date of the filing of these Amended and Restated Articles of Incorporation.

ARTICLE VII
	No holder of Shares of the Corporation shall have any preemptive right to subscribe for or to purchase any Shares of the Corporation now or hereafter authorized.

ARTICLE VIII
	A director of this Corporation shall not be disqualified by his office from dealing or contracting with the Corporation as a vendor, purchaser, employee, agent, or otherwise; nor shall any transaction or contract or act of this Corporation be void or voidable or in any way affected or invalidated by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director is in any way interested in such transaction or contract or at, provided the fact that such director or such firm or such Corporation so interested shall be disclosed or shall be known to the Board of Directors or such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such director be accountable or responsible to the Corporation for or in respect to any such transaction or contract or act of this Corporation or for gains or profits realized by him by reason or the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director is interested in such transaction or contract or act; and any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect to any such contract or transaction or transactions or act, and may vote thereat to authorize, ratify or approve any such contract or transaction or act with like force and effect as if he or any firm of which he is a member or any corporation of which he is a shareholder or director were not interested in such transaction or contract or act.

ARTICLE IX
	Unless otherwise provided herein, any amendments to these Amended and Restated Articles of Incorporation may be made from time to time, by the affirmative vote of the holders of at least two thirds (2/3) of the outstanding voting stock of the Corporation.

Exhibit 2.01 Code of Regulations Of Registrant


CODE OF REGULATIONS

OF

UNITREND, INC.



TABLE OF CONTENTS
PAGE
ARTICLE I.	OFFICES								                             4

ARTICLE II.	SHAREHOLDERS							                        4
	Section 2.01.	 Annual Meeting	                        4
	Section 2.02.		Special Meetings				                   4
	Section 2.03.		Place of Meeting				                   4
	Section 2.04.		Notice of Meeting				                  4
	Section 2.05.		Meetings, How Convened			              5
	Section 2.06.		Closing Transfer Books; Record Date				5
	Section 2.07.		Share Ledger					                      5
	Section 2.08.		Quorum						                           5
	Section 2.09.		Proxies						                          6
	Section 2.10.		Voting of Shares				                   6
	Section 2.11.		Voting of Shares by Certain Holders				6
	Section 2.12.		Shareholder Action Without a Meeting			6
	Section 2.13.		Shareholders' Right to Examine Books
                and Records		                  								7

ARTICLE III.	BOARD OF DIRECTORS						                  7
 Section 3.01.		General Powers					                    7
	Section 3.02.		Number, Term and Qualifications	       7
	Section 3.03.		Regular Meetings				                   7
	Section 3.04.		Special Meetings				                   7
	Section 3.05.		Notice						                           7
	Section 3.06.		Quorum; Participation by Telephone	    8
	Section 3.07.		Manner of Acting				                   8
	Section 3.08.		Action Without a Meeting			            8
	Section 3.09.		Resignations					                      8
	Section 3.10.		Removal by Shareholders			             8
	Section 3.11.		Removal by Board of Directors		        9
	Section 3.12.		Vacancies						                        9
	Section 3.13.		Compensation					                      9
	Section 3.14.		Presumption of Assent			               9
	Section 3.15.		Committees					                        9

ARTICLE IV.	OFFICERS								                           9
	Section 4.01. 	Number							                          9
	Section 4.02. 	Election and Term of Office			         9
	Section 4.03. 	Removal							                         10
	Section 4.04. 	Resignations						                     10
	Section 4.05. 	Vacancies							                       10
	Section 4.06. 	President							                       10
	Section 4.07.	 Vice-President(s)                 					10
	Section 4.08.	 Secretary						                       	11
	Section 4.09.	 Treasurer						                       	11
	Section 4.10.	 Salaries						                        	11

ARTICLE V.	CONTRACTS, LOANS, CHECKS AND DEPOSITS		     11
	Section 5.01. 	Contracts					                       		11
	Section 5.02. 	Loans							                           11
	Section 5.03. 	Checks, Drafts, etc.				               11
	Section 5.04. 	Deposits						                        	12

ARTICLE VI.	CERTIFICATES FOR SHARES AND THEIR TRANSFER	12
	Section 6.01.	 Certificates for Shares		            		12
	Section 6.02.	 Transfer of Shares					                12

ARTICLE VII.	FISCAL YEAR							                        12

ARTICLE VIII.	DIVIDENDS								                        12

ARTICLE IX.	FINANCIAL INTEREST OF CORPORATE OFFICERS;
		EFFECT ON CONTRACTS					                           		13

ARTICLE X.	INDEMNIFICATION OF DIRECTORS,
 	OFFICERS, EMPLOYEES AND AGENTS				                   13
	Section	10.01.	 General Action			                   		13
	Section	10.02.	 Action by Corporation			              14
	Section	10.03.	 Success on Merits				                 14
	Section	10.04.	 Determination to Indemnify		          14
	Section	10.05.	 Time of Payment				                   14
	Section	10.06.	 Non-Exclusive Right				               15
	Section	10.07.	 Insurance						                       15
	Section	10.08.	 Definition Of Corporation		           15
	Section	10.09.	 Other Definitions				                 15

ARTICLEXI.		CORPORATE SEAL						                       15

ARTICLE XII.	WAIVER OF NOTICE						                    16

ARTICLE XIII.	AMENDMENTS							                        16
</TABLE


CODE OF REGULATIONS

OF

UNITREND, INC.



ARTICLE I.  OFFICES

	The principal office of the Corporation in the State of Ohio shall be located at 4730 W. Bancroft St., Suite 15,
Toledo, Lucas County, Ohio. The Corporation may have such other office(s), as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II.  SHAREHOLDERS

	Section 2.01.  Annual Meeting.  The annual meeting of
the shareholders shall be held at such place and on such date as the Board of Directors may determine, for the transaction of such business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Ohio, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof;
the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be arranged.

   	Section 2.02.  Special Meetings.  A special meeting of
the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, by the Board of Directors, or by the holders of not less than one-fourth of all the outstanding shares of the Corporation entitled to vote at such meeting.

	Section 2.03. Place of Meeting. The Board of Directors may designate any place, within the State of Ohio, as the place of meeting for any annual meeting of the shareholders or for any special meeting of the shareholders called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at the meeting may designate any place, within the State of Ohio, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the registered office of the Corporation in the State of Ohio.

  	Section 2.04.  Notice of Meeting.  Written notice
stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise allowed or prescribed by statute, be delivered not less than five (5) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.

	Section 2.05.  Meetings, How Convened.  Every meeting,
for whatever purpose, of the shareholders of the Corporation shall be convened by its President, Secretary or other officer, or any of the persons calling the meeting by notice given as herein provided.

	Section 2.06.  Closing Transfer Books; Record Date.  The
Board of Directors shall have power to close the transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of shareholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect;
provided, however, that in lieu of closing the stock transfer books the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of; and to vote at, the meeting and any adjournment thereof; or to receive payment of the dividend, or to the allotment of rights, or to exercise the rights in respect of the change, conversion or exchange of shares. In such case, only the shareholders who are shareholders of record on the date of closing the transfer books, or on the record date so fixed, shall be entitled to notice of; and to vote at, the meeting and any adjournment thereof; or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of; and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

	Section 2.07. Share Ledger. The original share ledger or transfer books, or a duplicate thereof kept in the State of Ohio, shall be prima facie evidence as to who are the shareholders entitled to vote at any meeting of the shareholders.

   	Section 2.08.  Quorum.  A majority of the outstanding
shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a quorum is present, those present may adjourn the meeting until a specified date, not longer than ninety days after such adjournment, and no notice need be given of such adjournment to shareholders not present at the meeting. Every decision of a majority of such quorum shall be valid as a corporate act unless a different vote is required by law, the Articles of Incorporation or the Code of Regulations of the Corporation.

	Section 2.09.  Proxies.  At all meetings of
shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable only if it states that it is irrevocable and if; and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power of attorney. The interest with which it is coupled need not be an interest in the shares themselves. If any instrument of proxy designates two or more persons to act as proxy, in the absence of any provisions in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons named as proxies. If only one such proxy is present, the proxy may vote all of the shares, and all the shares standing in the name of the principal or principals for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall apply to the voting of shares by proxies for any two or more personal representatives, trustees or other fiduciaries, unless an instrument or order of court appointing them directs otherwise.

	Section 2.10. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

	Section 2.11.  Voting of Shares by Certain Holders.
Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Code of Regulations of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

	Shares standing in the name of a deceased person may be voted by his or her personal representative, either in person or by proxy. Shares standing in the name of a conservator or trustee may be voted in person or by proxy, but no conservator or trustee shall be entitled, as a fiduciary to vote shares held by him or her without a transfer of such shares into his or her name.

	Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

	Neither shares of its own stock held by the Corporation, nor those held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are owned beneficially and of record (and not in trust) by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

   	Section 2.12.  Shareholder Action Without a Meeting.
Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held. The Secretary of the Corporation shall file such consents with the minutes of the meetings of the shareholders.

	Section 2.13.  Shareholders' Right to Examine Books and
Records. This Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of its shareholders and Board of Directors, and the names and places of residence of its officers; and it shall keep at its registered office or principal place of business in this state, or at the office of its transfer agent in this state, if any, books and records in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer. Each shareholder may, during normal business hours, have access to the books of the Corporation, to examine the same. The Board of Directors may, from time to time, further prescribe regulations with respect to any such examination.


ARTICLE III.  BOARD OF DIRECTORS

	Section 3.01.  General Powers.  The property and
business of the Corporation shall be controlled and managed by its Board of Directors.

  	Section 3.02.  Number, Term and Qualifications.  The
number of directors of the Corporation shall be set by the Board of Directors but shall not be less than three (3) nor more than twelve (12). Each director shall hold office until his or her successor shall have been elected and qualified.

	Section 3.03.  Regular Meetings.  A regular meeting of
the Board of Directors shall be held without other notice than this Code of Regulation immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, within the State of Ohio, for the holding of additional regular meetings without other notice than such resolution.

	Section 3.04.  Special Meetings.  A special meeting of
the Board of Directors may be called by, or at the request of; the President or any director. The person or persons authorized to call such special meeting of the Board of Directors may fix any place, within the State of Ohio, as the place for holding such special meeting.

	Section 3.05.  Notice.  Notice of any special meeting
shall be delivered at least five (5) days prior thereto by written notice delivered personally or left at or mailed to each director at his or her business or residence address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the text of the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of; any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

	Section 3.06.  Quorum; Participation by Telephone.  A
majority of the full Board of Directors shall constitute a quorum for the transaction of business, but if less than a majority are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Members of the Board of Directors may participate in a meeting of the Board of Directors, whether regular or special, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

	Section 3.07. Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a different number is required by statute, the Articles of Incorporation or these Code of Regulations.

	Section 3.08.  Action Without a Meeting.  Any action
that may be taken at a meeting of the Board of Directors or of a committee of directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the Board of Directors or of the committee, as the case may be. Such written consents shall be filed by the Secretary with the minutes of the proceedings of the Board of Directors or of the committee, as the case may be, and shall have the same force and effect as a unanimous vote at a meeting duly held.

	Section 3.09. Resignations. Any director may resign at any time by delivering written notice to the Board of Directors, the President or the Secretary of the Corporation.
Any written notice delivered in person to the President or the Secretary shall be effective upon delivery, unless otherwise provided therein. Written notice may be delivered by certified or registered mail, with postage thereon prepaid and a return receipt requested. Such resignation shall take effect on the date of the receipt of such notice which date of receipt shall be deemed to be the date indicated upon the registered or certified mail return receipt, or at any later time specified therein. Unless otherwise specified, acceptance of such resignation shall not be necessary to make it effective.

 	Section 3.10. Removal by Shareholders. Any director or directors may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose. The entire Board of Directors may be removed by a vote of the holders of a majority of shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the directors removal would be sufficient to elect the director if then cumulatively voted at an election of the entire Board of Directors; or, if there be classes of directors, at an election of the class of directors of which the director is a part.

	Section 3.11.  Removal by Board of Directors.  Any
director may be removed for cause by action of a majority of the entire Board of Directors if the director to be removed shall, at the time of removal, fail to meet the Corporation's qualifications for election as a director as set forth in its Articles of Incorporation or in these Code of Regulations, or if the director shall be in breach of any agreement between such director and the Corporation relating to such director's services as a director or employee of the Corporation. Notice of the proposed removal shall be given to all directors of the Corporation prior to action thereon.

 	Section 3.12.  Vacancies.   In case of the death,
incapacity or resignation of one or more of the directors, or in the case of a newly created directorship resulting from
any increase in the number of directors to constitute the
Board of Directors, a majority of the directors then in
office, although less than a quorum, or the sole remaining
director may fill the vacancy or vacancies until the next
election of directors by the shareholders.

	Section 3.13. Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

	Section 3.14.  Presumption of Assent.  A director of the
Corporation who is present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action taken unless the director dissents or abstains at such meeting, and the fact of such dissent or abstention (a) is entered in the minutes of the meeting, or (b) shall be filed by the director in writing with the person acting as secretary of the meeting before the adjournment thereof; or (c) shall have been recorded by the director and forwarded by registered mail to the Secretary of the Corporation promptly after the adjournment of the meeting.

	Section 3.15.  Committees.  The Board of Directors, by
resolution adopted by a majority of the board, may designate two or more directors to constitute (a) an executive committee, which committee shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, or (b) any other committee which shall have the name, purpose, power and authority delegated to it by such resolution.

ARTICLE IV.  OFFICERS

	Section 4.01. Number. The officers of the Corporation shall be the President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

	Section 4.02.  Election and Term of Office.  The
officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the first annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be arranged. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

	Section 4.03.  Removal.  Any officer, agent, or other
employee elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

	Section 4.04. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Any written notice delivered in person to the President or the Secretary shall be effective upon delivery unless otherwise provided therein. Written notice may be delivered by certified or registered mail, with postage thereon prepaid and a return receipt requested. Such resignation shall take effect on the date of the receipt of such notice which date of receipt shall be deemed to be the date indicated upon the registered or certified mail return receipt, or at any later time specified therein. Unless otherwise specified herein, the acceptance of such resignation shall not be necessary to make it effective.

	Section 4.05.  Vacancies.  A vacancy in any office
because of death, incapacity, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

	Section 4.06.  President.  The President shall be the
principal officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. The President may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Code of Regulations to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed. The
President may vote in person or by proxy shares in other corporations standing in the name of this Corporation. The
President shall in general perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

	Section 4.07. Vice-President(s). In the absence of the President, whether due to resignation, incapacity or any other cause, or in the event of the President's death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-
Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
The Vice-President shall exercise such powers only so long as the President remains absent or incapacitated, or until the Board of Directors elects a new President. Any Vice-
President may sign, with the Secretary, an Assistant
Secretary, Treasurer or an Assistant Treasurer, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

	Section 4.08. Secretary. The Secretary shall (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Code of Regulations or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

	Section 4.09. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Code of Regulations; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors.

	Section 4.10.  Salaries.  The salaries of the officers
shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation and participated in determining and voting upon the salary.

ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

	Section 5.01.  Contracts.  The Board of Directors may
authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

	Section 5.02.  Loans.  No loans shall be contracted on
behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

	Section 5.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

	Section 5.04.  Deposits.  All funds of the Corporation
not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

	ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

	Section 6.01.  Certificates for Shares.  Certificates
representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.

	The shares of the Corporation shall be represented by certificates signed by the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with the seal of the Corporation. Such seal may be facsimile, engraved or printed. If such certificate is countersigned by a transfer agent or registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile, engraved or printed. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms as the Board of Directors may prescribe.

	Section 6.02.  Transfer of Shares.  Transfer of shares
of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VII.  FISCAL YEAR

	The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year, or such other fiscal year as fixed from time to time by the Board of Directors.

ARTICLE VIII.  DIVIDENDS

	The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and the Articles of Incorporation of the Corporation.

ARTICLE IX.  FINANCIAL INTEREST OF CORPORATE OFFICERS;
EFFECT ON CONTRACTS

	No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors of officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

	(1)	The material facts as to his or her relationship or
interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee and the
Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a
majority of the disinterested directors, even though the
disinterested directors be less than a quorum; or

	(2)	The material facts as to his or her relationship or
interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

	(3)	The contract or transaction is fair as to the
Corporation as of the time it is authorized or approved by
the Board of Directors, a committee thereof; or the
shareholders.

	Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorizes the contract or transactions.

ARTICLE X.  INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES AND AGENTS

	Section 10.01.  General Action.  This Corporation shall
indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of this Corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself; create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

	Section 10.02. Action by Corporation. This Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or is conduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

	Section 10.03. Success on Merits. To the extent that a director, officer, employee or agent of this Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.01 and
10.02 of this Article X, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys fees, actually and reasonably incurred by him or her in connection with the action, suit, or proceeding.

	Section 10.04.  Determination to Indemnify.  Any
indemnification under Sections 10.01 and 10.02 of this
Article X, unless ordered by a court, shall be made by this Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this Article X. The determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the section, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

	Section 10.05.  Time of Payment.  Expenses incurred in
defending a civil or criminal action, suit or proceeding shall be paid by this Corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by this Corporation as authorized in this Article
X.

	Section 10.06.  Non-Exclusive Right.  This Article is
intended to provide for indemnification to the fullest extent permitted by law, as in effect on the date hereof or as hereafter adopted or amended. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other Code of Regulation, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

	Section 10.07.  Insurance.  This Corporation may
purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not this Corporation would have the power to indemnify' him or her against such liability under the provisions of this Article
X.

	Section 10.08.  Definition of Corporation.  For the
purpose of this Article X, references to "this Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

	Section 10.09.  Other Definitions.  For the purposes of
this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the Participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article.

ARTICLE XI.  CORPORATE SEAL

	The Board of Directors may provide a corporate seal in the form of a circle with the name of the Corporation inscribed thereon.

ARTICLE XII.  WAIVER OF NOTICE

	Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Code of Regulations or of the Articles of Incorporation or of The Ohio General Corporation Law, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII.  AMENDMENTS

	These Code of Regulations may be altered, amended or repealed and new Code of Regulations adopted by action of a majority of the directors at any regular or special meeting of the directors.

Adopted July 2,1996


__________________________________
Conrad A. H. Jelinger
CEO/Director

__________________________________
Witness  (Notary)

Exhibit 3.01 Typical Employment Agreement Used By Registrant

EMPLOYMENT AGREEMENT


	This Employment Agreement (hereafter referred to as the "Agreement") is effective as of
____________________________________ between Unitrend, Inc.
an Ohio corporation (hereafter referred to as "the Company"), and __________________________________ (hereafter referred to as the "Employee").

RECITALS

	The Company desires to employ Employee and Employee desires to accept such employment in accordance with the terms and conditions set forth below.

AGREEMENTS

	In consideration of the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is acknowledged by the parties, the Company and Employee agree as follows:

	1. TERM OF EMPLOYMENT: This Agreement shall be in effect from the date specified above, until it is terminated, which may be done by either party at any time, on 14 days written notice to the other party. The Company employs
Employee and Employee accepts employment with the Company for an undefined period of time, the Employee being known as an "at-will employee." This Agreement shall in no terms guarantee future employment with the Company. Employee acknowledges that he or she is an at-will employee, and consequently subject to dismissal or discipline without cause, at the discretion of the Company. Employee understands that no representative of the Company, other than the President and/or Chief Executive Officer, has authority to change the terms of this at-will employment relationship and that any such change will occur only in a subsequent written employment contract. During Employee's employment and for an additional three year period Employee will be bound by the confidentiality provisions found in Paragraph 10 of this employment Agreement. Employee expressly acknowledges his/her status as an at-will employee according to the conditions contained in this Paragraph 1 by initialing the box to the right.

2.  NATURE OF EMPLOYMENT:

		A.   	The Company does hire and employ Employee
as a(n)  _______________________________, and Employee does
accept and agree to such hiring and employment.  Subject to
the supervision and pursuant to the orders, advice, and
directions of the President and/or Chief Executive Officer of
the Company or immediate supervisor of the Employee, Employee shall  ______________________________________________________
_____________________________________________________________
_____________________________________________________________
____  as part of Employee's duties and obligations of the
above-named position, and shall perform such other duties as are customarily performed by one holding such position in
other similar businesses or enterprises as that engaged in by the Company, and shall also additionally render such other
and unrelated services and duties as may be assigned to
Employee from time to time by the President and/or Chief
Executive Officer of the Company.

B.  MANNER OF PERFORMANCE OF EMPLOYEE'S DUTIES:
Employee agrees to perform, at all times faithfully, industriously, and to the best of his/her ability, experience, and talent, all of the duties that may be required of and from him/her pursuant to the express and implicit terms of this Agreement, to the reasonable satisfaction of the Company. Such duties shall be rendered at 4730 W. Bancroft, Ste. 15, Toledo, Ohio and at such other place or places as the Company shall in good faith require or as the interests, needs, business, and opportunities of the Company require or make advisable.

C. PAYMENT AND REIMBURSEMENT: The Company shall pay Employee and Employee agrees to accept from the Company, in full payment for Employee's services under this Agreement, compensation at the rate of _______________ dollars per year, payable weekly during the time this Agreement shall be in force. In addition, the Company agrees that it will reimburse Employee for any and all necessary, customary, and usual expenses incurred by him/her while traveling for and on behalf of the Company pursuant to the Company's directions.

	3. UNIQUE SERVICES: Employee hereby acknowledges and agrees that the services to be performed under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law.
Employee, therefore, expressly agrees that the Company, in addition to any rights or remedies that the Company might possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by Employee.

	4. INDEMNIFICATION: The Company shall defend Employee against all claims made against Employee, and it shall indemnify Employee for all losses sustained by Employee, in direct consequence of the discharge of Employee's duties on the Company's behalf, including any claim brought against, or any loss sustained by, Employee in his or her role as an Employee of the Company; provided, that Employee promptly notifies the Company in writing of any such claim, gives the Company full authority for the conduct of such defense and participates in and aides the Company's counsel by giving whatever time, information, expertise, and assistance is reasonably requested for such defense. Employee agrees to indemnify and hold the Company and its shareholders, harmless, individually and collectively, from and against any liabilities, claims, costs, or expenses (including shareholders) as result of actions by Employee in excess of his or her authority as set forth herein.

	5.  EMPLOYEE BENEFITS:

		A. VACATION TIME AND SICK LEAVE: Employee shall be entitled to five (5) days of vacation without loss of compensation after serving for six (6) months with the Company. After serving for one (1) year with the Company the Employee shall be entitled to a second five (5) days of vacation without loss of compensation. After serving for eighteen (18) months with the Company the Employee shall be entitled to a third five (5) days of vacation without loss of compensation. Upon serving for two (2) years with the Company and in each successive calendar year after Employee's two (2) year service date, Employee shall be entitled to fifteen (15) days of vacation without loss of compensation.
Employee shall be entitled to qualify for one (1) day of sick leave without loss of compensation for each month served with the Company, up to a maximum of ten (10) days per calendar year. The length of time served shall begin on the effective date of employment as set forth below. In the event that Employee takes vacation time or sick leave in excess of the maximum numbers set forth in this paragraph, the President and/or Chief Executive Officer shall determine whether or not Employee shall receive compensation for such excess days. In the event that Employee does not for any reason take the total amount of vacation time or sick time authorized during any year, he or she shall be deemed to have waived any entitlement to vacation time and sick leave for that year.
These sick days and vacation days may not be accumulated, nor may they be sold back to the Company at the end of any year, or upon termination of employment.

B.  EDUCATIONAL EXPENSES:  According to the Grade
Based Reimbursement Schedule found below Employee shall be entitled to reimbursement for certain educational expenses incurred for Job-Related Schooling for which Employee has not otherwise been compensated. "Job-Related Schooling" is defined as those classes and/or courses that are taken to further Employee's ability to fulfill his/her duties as described in Paragraph 2.A. of this Agreement, or as specifically approved in writing by both the President and Chief Executive Officer of the Company.

Grade-Based Reimbursement Schedule
Grade Received     Tuition              Books
                   Reimbursement        Reimbursement
A                  100%                 100%
B                  75%                  75%
C                  50%                  50%
D and below        none                 none

C.  ADDITIONAL BENEFITS:  Employee shall be
entitled to all other employment benefits made available to other Employees of the Company, commensurate with the Employee's position and title at the Company and the Employee's work location. Such benefits shall include the health insurance made available to Employees, disability insurance made available to Employees, life insurance, pension and retirement plans as are adopted from time to time by the Company.

	6. TERMINATION OF THE AGREEMENT: The Employee may be terminated for any or no reason including but not limited to cause (including deliberate attempts to injure the Company, neglecting material duties, committing fraudulent or dishonest actions, or alcohol or illegal drug use while on Company time). The 14 day notice provision contained in Paragraph 1 of this Agreement does not apply to terminations for cause. Termination for cause shall result in the Employee's forfeiture of any bonuses, salaries, benefits, or entitlements other than those required by law or specifically provided under the terms of an applicable planned document. Payment of any further bonuses or other salaries claimed by Employee will be in the sole and absolute discretion of the Company and Employee shall have no entitlement thereto. Termination of this Agreement by any means will cause
Employee to forfeit any unpurchased stock options offered to Employee by the Company, unless otherwise provided in the terms of the applicable options offer(s).

7.  DISCONTINUANCE OF BUSINESS AS TERMINATION OF
EMPLOYMENT:
Notwithstanding anything in this Agreement to the contrary, in the event that the Company shall discontinue operating its business at 4730 W. Bancroft, Ste. 15, Toledo, Ohio, then this Agreement will terminate as of the last day of the month in which the Company ceases operations at that location with the same force and effect as if that day were originally set forth as the termination date of this Agreement. The 14 day notice provision contained in Paragraph 1 of this Agreement does not apply to terminations as a result of the Company's discontinuance of business.

8.  OPTION TO TERMINATION CONTRACT FOR PERMANENT
DISABILITY OF EMPLOYEE: Notwithstanding anything in this Agreement to the contrary, the Company has the option to terminate this Agreement in the event that during its term Employee shall become Permanently Disabled as defined below. Such option shall be exercised by the Company giving notice to Employee by registered mail, addressed to Employee's last known residence, or at such other address as Employee shall designate in writing, of its intention to terminate this Agreement on the fourteenth day after such notice is mailed, not including the date of mailing. On the giving of such notice this Agreement comes to an end with the same force and effect as if that day were originally set forth as the termination date. For the purposes of this Agreement, Employee shall be deemed to have become "Permanently Disabled" if, during any consecutive 12 month period, because of ill health, physical or mental disability, or for other causes beyond his/her control, he/she shall have been continuously unable or unwilling or have failed to perform his/her duties under this contract for _______________ consecutive days, or if, during any consecutive 12 month period, he/she shall have been unable or unwilling or have failed to perform his/her duties for a total period of ________ days.

	9.  COMMITMENTS BINDING ON THE COMPANY ONLY ON WRITTEN
CONSENT: Anything contained in this Agreement to the contrary notwithstanding, it is understood and agreed that Employee shall not have the right to make any contracts or commitments for or on behalf of the Company without the written consent of the Company.

	10. CONFIDENTIAL INFORMATION: Employee recognizes and acknowledges that in the course of his/her employment hereunder, and during prior period of employment with the Company (if any), he/she has occupied and will continue to occupy a position of trust and confidence. As a consequence, it will be necessary for Employee to acquire information which could include for example, information in whole or in part concerning the Company's sales, sales volume, sales methods, sales proposals, identity of customers and prospective customers, amount or kind of customer's purchases from the Company, the Company's sources of supply, the Company's computer programs, system documentation, special hardware, products hardware, related software development, the Company's manuals, trade secrets, formulae, processes, methods, machines, compositions, ideas, development concepts, data and know-how, improvements, inventions or other confidential or proprietary information belonging to the Company or relating to the Company's affairs, the Company's manner of operation and/or its plans and strategies, pricing policies, and all papers, resumes and records (including computer records) of documents containing information not disclosed by the Company that was learned by Employee in the course of his/her employment with the Company (collectively referred to herein as "Confidential Information"). Employee recognizes and acknowledges that Confidential Information is the Property of the Company, and that such information is specialized, unique in nature and of great value to the Company and that such information gives the Company a competitive advantage. Employee further recognizes and acknowledges that Employee's use, misappropriation or disclosure of the Confidential Information would constitute a breach of trust and could cause irreparable injury to the Company. Additionally, Employee recognizes and acknowledges that it is essential to the protection to the Company's goodwill and to the maintenance of the Company's competitive position and that the Confidential Information be kept secret. Consequently, Employee specifically agrees that Employee will not, except as may be required to perform his/her duties hereunder or as required by applicable law, without limitation and time until such information shall have become public other than by Employee's unauthorized disclosure, disclose the Confidential Information to others, or use the Confidential Information, whether directly or indirectly to the Employee's own advantage or the advantage of others.

	11. RETURN OF MATERIAL UPON TERMINATION: Employee agrees to deliver or return to the Company at the Company's request at any time or upon the termination of his or her employment or as soon thereafter as possible, all equipment/devices loaned to Employee, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company or prepared by the Employee during the term of his or her employment with the Company, or concerning the Company or the Company's customers, potential customers, suppliers and contractors, or constituting Confidential Information.

	12. NOTICES: Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by certified mail, return receipt requested. Mailed notices shall be addressed to the parties as follows:

	If notice is to the Company, to:
Unitrend, Inc.
Attn.: Chief Executive Officer
4730 W. Bancroft, Ste.15
Toledo, Oh.  43615
		Copy:
Unitrend, Inc. Corporate Counsel
4730 W. Bancroft, Ste.15
Toledo, Oh  43615

	If notice is to Employee to:
	______________________________(name)
	______________________________(address)
	______________________________(address)

	Either party may change its address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the dates of actual receipt; mailed notices shall be deemed communicated as of forty-eight hours after the date of mailing.

	13. ATTORNEY'S FEES AND COSTS: If either party fails to perform its respective obligations under this Agreement, and the other party is thereby required to incur attorney's fees or other fees or costs, including but not limited to the costs of arbitration, the party so incurring such fees and costs shall be entitled to the payment of those fees and costs by the breaching party.

	14. ENTIRE AGREEMENT: This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by the Company and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements either oral or written have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding on either party.

	15. MODIFICATIONS: Any modifications of this Agreement shall be effective only if it is in writing and signed by both parties.

	16. EFFECT OF WAIVER: The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

	17. PARTIAL INVALIDITY: If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way unless such partial invalidity materially affects the intent of the parties.

	18. GOVERNING LAW: This Agreement shall be governed and construed in accordance with the laws of the State of Ohio.

	19. ASSIGNABILITY: The rights and duties of either party hereunder shall not be assignable by either party except if this Agreement and all rights and obligations hereunder may be assigned by the Company to, and be assumed by, any corporation or other business entity which succeeds to all or substantially all of the assets and business of the Company through merger, consolidation, acquisition of assets, or other corporate reorganization.

	20.  SURVIVAL:  The covenants, agreements,
representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment irrespective of any investigation made by or on behalf of any party.

	21. ADVICE OF COUNSEL: Employee understands the nature of and the burdens imposed by the restrictive covenants contained in this Agreement. Employee has independently consulted with his/her counsel, or has had ample opportunity to consult with legal counsel of his/her choice, and after such consultation or opportunity for consultation represents and agrees that such covenanted are reasonable, enforceable, and proper in duration, scope, and effect.

	22. HEADINGS: The captions in this Agreement are for the convenience of the parties, and have no force or effect.

	23. RESTRICTIVE COVENANTS: Employee represents and warrants that his/her experience and capabilities are such that the restrictive covenants set forth herein will not prevent him/her from earning his/her livelihood and that Employee will be fully able to earn an adequate livelihood for himself/herself and his/her dependents if any of such provisions should be specifically enforced against Employee.

	IN WITNESS WHEREOF, the parties have executed this Agreement effective as of this day and year first above written.

Unitrend, Inc.,

By: ______________________________________

Name: ____________________________________

Title: ___________________________________



Employee: ________________________________

Printed name: ____________________________

Address: _________________________________

Effective date: __________________________

Signing date: ____________________________


ATTESTATION BY EMPLOYEE

I, __________________________________, do hereby attest and
certify that I have read the above Agreement and that I have been advised that due to the nature of the above Agreement, I should seek legal counsel prior to executing such Agreement. I have (have not) sought such legal counsel and understand that the above Agreement restricts my rights and activities with regard to my future work and/or employment possibilities and that the Agreement contains various duties and obligations of mine with regard to Unitrend, Inc. Signed:____________________________________
Dated: ______________________

Exhibit 4.01 Typical Trade Secrets Agreement of Registrant

TRADE SECRETS AGREEMENT

	This Trade Secrets Agreement (hereafter referred to as the "Agreement") is effective as of ____________________________________ between Unitrend, Inc.
an Ohio corporation (hereafter referred to as "the Company"), and ________________________________________ (hereafter referred to as "Employee").

RECITALS

	The Company desires to enter into the following
Agreement with Employee and Employee desires to enter into the Following Agreement in accordance with the terms and conditions set forth below.

AGREEMENTS

	In consideration of the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is acknowledged by the parties, the Company and Employee agree as follows:

1.  ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS:

A. DEFINITION OF "INVENTIONS": As used herein the term "Inventions" shall mean all inventions, discoveries, improvements, formulas, trade secrets, techniques, methods, data and know-how, programs, systems, specifications, documentation, algorithms, flow charts, logic diagrams, source codes, processes, and other information, including works-in-progress, whether or not the subject of patent, trademark, copyright, trade secrets, or masked work protection, and whether or not reduced to practice by Employee, either alone or jointly with others, during the period of employment with the Company and for one year following the termination of Employee's employment with the Company which (i) relate to the actual or anticipated business, activities, research, or investigations of the Company, or (ii) result from or are suggested by work performed by Employee for the Company (whether or not made or conceived during normal working hours or on the premises of the Company), or (iii) which result, to any extent, from the use of the Company's premises or property.

B. WORK FOR HIRE: Employee expressly acknowledges all copyrightable aspects of the Inventions are to be considered "works made for hire" within the meeting of the Copyright Act of 1976, as amended (the "Act"), and that the Company is to be "Author" within the meaning of such Act for all purposes. All such copyrightable works, as well as all copies of such works and whatever medium fixed or embodied, shall be owned exclusively by the Company as its creation. Employee hereby expressly disclaims any and all interests in any of such copyrightable works and waives any right of droit morale or similar rights.

C. ASSIGNMENT: Employee acknowledges and agrees that all Inventions constitute trade secrets of the Company or the member of the Company, as applicable and shall be the sole property of the Company, as applicable or any other entity designated by the Company. In the event that title to any or all the Inventions or any part or element thereof may not by operation of law vest in the Company, as applicable, or such Inventions may be found as a matter of law not to be "works made for hire" within the meaning of the Act, Employee hereby conveys and irrevocably assigns to the Company, as applicable, without further consideration, all his or her right, title, and interest, throughout the universe and in perpetuity, in all Inventions and all copies of them, in whatever medium fixed or embodied, and in all written records, graphics, diagrams, notes, or reports relating thereto in Employee's possession or under his or her control, including, with respect to any of the foregoing copyright, patent, trademark, trade secrets, masked work, and any all other proprietary rights therein, the right to modify and create derivative works, the right to invoke the benefit of any priority under any international convention and all rights to register and renew same.

D.  PROPRIETARY NOTICES;  NO FILINGS; WAIVER OR
MORAL RIGHTS: Employee acknowledges that all Inventions shall, at the sole option of the Company, bear the Company's patent, copyright, trademark, trade secret, and masked work notices. Employee agrees not to file any patent, copyright, or trademark applications relating to any Invention, except with prior written consent of an authorized representative of the Company. Employee hereby expressly disclaims any and all interest in any Inventions and waives any right of droit morale or similar rights, such as rights of integrity or the right to be attributed as the creator of the Invention.

E. FURTHER ASSURANCES: Employee agrees to promptly assist the Company, or any party designated by the Company, at the Company's request, whether before or after the termination of employment, however such termination may occur, in perfecting, registering, maintaining and enforcing, in any jurisdiction, the Company's rights in the Inventions by performing all acts and executing all documents and instruments deemed necessary or convenient by the Company, including by way of illustration and not limitation: (i) executing assignments, applications, and other documents and instruments in connection with obtaining patents, copyrights, trademarks, masked works, or other proprietary protections for the Inventions; and confirming the assignment to the Company of all right, title, and interest in the Inventions or otherwise establishing the Company's exclusive ownership rights therein; (ii) cooperating in the prosecution of patent, copyright, trademark, and masked work applications, as well as in the enforcement of the Company's rights in the Inventions, including, but not limited to testifying in court or before any patent, copyright, trademark, or masked work registry office, or any other administrative body. Employee will be reimbursed for all out-of-pocket costs incurred in connection with the foregoing if such assistance is requested by the Company after the termination of employment. In addition, to the extent that after the termination of employment for whatever reason Employee's technical expertise shall be required in connection with the fulfillment of the aforementioned obligations, the Company will compensate Employee at a reasonable rate for the time actually spent by Employee at the Company's request for rendering such assistance.

F. POWER OF ATTORNEY: Employee hereby irrevocably appoints the Company to be his or her attorney in fact and thereby expressly authorizes the Company in his or her name and on his or her behalf to execute any document, undertake any action and generally to use his or her name for the purpose of giving to the Company the full benefit of the assignment provisions set forth above.

G. CONSENT TO USE OF NAME: The company reserves the right (but shall not have the obligation) to publicize Employee's name and background in connection with the marketing of Inventions or the enforcement of the Company's rights therein. Employee is responsible for supplying to the Company his or her resume or curriculum vitae for such purposes. Employee agrees that the Company shall have the sole control over the type style, type size, or the placement of his or her name on any materials, and over the final content of any biography used in set material.

H. DISCLOSURE OF INVENTIONS: Employee will make full and prompt disclosure to the Company of all Inventions subject to assignment to the Company pursuant to Paragraph 1.C. of this Agreement and all information relating thereto in Employee's possession or under his or her control as to possible applications and use thereof.

I. NO VIOLATION OF THIRD PARTY RIGHTS: Employee represents, warrants and covenants that he or she (i) will not in the course of employment, infringe upon or violate any proprietary rights of any third parties (including, without limitations, any third party confidential relationships, patents, copyrights, masked works, trade secrets, or other proprietary rights); (ii) is not a party to any conflicting agreements with third parties which will prevent him or her from fulfilling these terms of employment and the obligations of this Agreement; (iii) does not have in his or her possession any confidential or proprietary information or documents belonging to others and will not disclose to the Company, use or induce the Company to use, any confidential or proprietary information or documents of others; (iv) agrees to respect any and all valid obligations which he or she may now have to prior employers or to others related to confidential information, Inventions, or discoveries which are the property of those prior employers or others as the case may be. Employee has supplied or shall promptly supply to the Company a copy of each written agreement to which Employee is subject (other than any agreement to which the Company is a party) which includes any obligation of confidentiality, assignment of Inventions, or non-competition. Employee agrees to indemnify and save harmless the Company from any loss, claim, damage, costs, or expenses of any kind (including without limitation, reasonable attorney's fees) to which the Company may be subjected by virtue of a breach by Employee of the foregoing representations, warranties and covenants.

J.  OBLIGATIONS UPON TERMINATION:  In the event of
the termination of his or her employment for whatever reason,
Employee will promptly       (i) deliver to the Company all
his or her physical property, (including but not limited to disks, documents, notes, printouts, and all copies thereof) and other materials in Employee's possession or under Employee's control pertaining to business of the Company, including but not limited to, those embodying or relating to the Inventions and the confidential information as outlined above; (ii) deliver to the Company's Legal Counsel or other person designated by the Company all notebooks and other data relating to research or experiments or other work conducted by Employee in the scope of employment or any Inventions made, created, conceived, authored, or reduced to practice by Employee, either alone or jointly with others; and (iii) make full disclosure relating to any Inventions. If Employee would like to keep certain property such as material relating to professional societies or other non-confidential material upon the termination of employment with the Company, he/she agrees to discuss such issues with the Company. Where such a request does not put the Company at risk or is not confidential information of the Company, the Company will customarily grant the request. Upon termination of employment with the Company, Employee's obligations under this section shall survive and the Employee shall, if requested by the Company, reaffirm Employee's recognition of the importance of maintaining the confidentiality of the Company's confidential information and reaffirm all of the Employee's obligations set forth in this section.

2. NOTICES: Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by certified mail, return receipt requested. Mailed notices shall be addressed to the parties as follows:

	If notice is to the Company, to:
Unitrend, Inc.
Attn.: Chief Executive Officer
4730 W. Bancroft, Ste.15
Toledo, Oh.  43615
		Copy:
Unitrend, Inc. Corporate Counsel
4730 W. Bancroft, Ste.15
Toledo, Oh  43615

	If notice is to Employee to:
	______________________________(name)
	______________________________(address)
	______________________________(address)

Either party may change its address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the dates of actual receipt; mailed notices shall be deemed communicated as of forty-eight hours after the date of mailing.


3. ATTORNEY'S FEES AND COSTS: If either party fails to perform its respective obligations under this Agreement, and the other party is thereby required to incur attorney's fees or other fees or costs, including but not limited to the costs of arbitration, the party so incurring such fees and costs shall be entitled to the payment of those fees and costs by the breaching party.

4. ENTIRE AGREEMENT: This Agreement supersedes any and all other trade secrets agreements, either oral or in writing, between the Employee and the Company and contains all of the covenants and agreements between the parties with respect to trade secrets and Inventions in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements either oral or written have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise as pertaining to trade secrets or Inventions not contained in this Agreement shall be valid or binding on either party.

5. MODIFICATIONS: Any modifications of this Agreement shall be effective only if they are in writing and signed by both parties.

6. EFFECT OF WAIVER: The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

7.  PARTIAL INVALIDITY:   If any provision of this
Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way unless such partial invalidity materially affects the intent of the parties.

8. GOVERNING LAW: This Agreement shall be governed and construed in accordance with the laws of the State of Ohio.

9. ASSIGNABILITY: The rights and duties of either party hereunder shall not be assignable by either party except if this Agreement and all rights and obligations hereunder may be assigned by the Company to, and be assumed by, any corporations or other business entity which succeeds to all or substantially all of the assets and business of the Company through merger, consolidation, acquisition of assets, or other corporate reorganization.

10.  SURVIVAL:  The covenants, agreements,
representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment irrespective of any investigation made by or on behalf of any party.

	11. TOLLING PERIOD: The restrictive periods described herein shall not run during the time in which the Employee is in violation of this Agreement.

12. ADVICE OF COUNSEL: Employee understands the nature of and the burdens imposed by the restrictive covenants contained in this Agreement. Employee has independently consulted with his/her counsel, or has had ample opportunity to consult with legal counsel of his/her choice, and after such consultation or opportunity for consultation represents and agrees that such covenants are reasonable, enforceable, and proper in duration, scope, and effect.

13. HEADINGS: The captions in this Agreement are for the convenience of the parties, and have no force or effect.

14. NO DEFENSE: A claim by Employee against the Company shall not constitute a defense to the Company's enforcement of the restrictions contained in this Agreement.

15. RESTRICTIVE COVENANTS: Employee represents and warrants that his/her experience and capabilities are such that the restrictive covenants set forth herein will not prevent him/her from earning his/her livelihood and that Employee will be fully able to earn an adequate livelihood for himself/herself and his/her dependents if any of such provisions should be specifically enforced against Employee.

	IN WITNESS WHEREOF, the parties have executed this Agreement effective as of this day and year first above written.

Unitrend, Inc.,

By: ______________________________________

Name: ____________________________________

Title: ___________________________________



Employee: ________________________________

Printed name: ____________________________

Address: _________________________________

Effective date: __________________________

Signing date: ____________________________


ATTESTATION BY EMPLOYEE

I, _________________________________, do hereby attest and
certify that I have read the above Agreement and that I have been advised that due to the nature of the above Agreement, I should seek legal counsel prior to executing such Agreement. I have (have not) sought such legal counsel and understand that the above Agreement restricts my rights and activities with regard to my future work and/or employment possibilities and that the Agreement contains various duties and obligations of mine with regard to Unitrend, Inc.

Signed: __________________________________

Dated: __________________________________

Exhibit 5.01 Typical Non-Compete Agreement  of Registrant

NON-COMPETE AGREEMENT

	This Non-Compete Agreement (hereafter referred to as the "Agreement") is effective as of ____________________________________ between Unitrend, Inc.
an Ohio corporation (hereafter referred to as "the Company"), and __________________________________ (hereafter referred to as the "Employee").

RECITALS

	The Company desires to enter into the following
Agreement with Employee and Employee desires to enter into the following Agreement in accordance with the terms and conditions set forth below.

AGREEMENTS

	In consideration of the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is acknowledged by the parties, the Company and Employee agree as follows:

	1. NON-COMPETITION: By signing this Agreement Employee agrees that:

		A. DEFINED TERMS: The principal business of the Company is the development, design and marketing of hardware and software for the computer industry, particularly for computer enclosures and related accessories, including but not limited to office furniture. The region serviced by the Company is a geographic area that will include the United
States of America and the European and Asian continents (hereafter referred to as the "Region"). Employee acknowledges that Employee's employment with the Company will bring Employee into close contact with the members and other customers of the Company and with the trade secrets and other confidential affairs of the Company. Employee has not previously been employed in the computer industry and will derive substantial information concerning the computer industry, key customers, technology and opportunities or related businesses as a result of his or her employment by the Company and at the expense of the Company. The Company has a significant interest in protecting its proprietary interests in and goodwill associated with the foregoing. The term "Restrictive Period" means the period of three (3) years following the termination of Employee's employment with the Company (whether for cause, or upon any or no reason).

		B. PERIOD OF EMPLOYMENT: During the term of Employee's employment hereunder, Employee shall not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stock holder, corporate officer, director, or any other individual representative capacity, engage or participate in or acquire, hold, or retain any interest in any business which is competitive with the business of the Company (as defined above) in any location, or its shareholders or any business selling or doing business with the Company, unless such participation or interest is fully disclosed to the Company and approved by a majority of the Company's Board of Directors. Notwithstanding the foregoing, Employee may acquire, hold or retain equity ownership of any publicly held Company, provided that such equity ownership does not exceed five percent (5%) of the issued and outstanding shares of the voting stock for such Company.

		C. RESTRICTIVE PERIOD: During the Restrictive Period, unless the Company and Employee shall otherwise agree in writing, Employee shall not: (i) compete directly with the Company in the Region; (ii) enter into the employ of or render any services to, as an independent contractor or otherwise, any person or entity engaged in the business (or any aspect thereof) in competition with the Company in the Region; (iii) become interested, as an individual, partner, co-venturer, shareholder, officer, director, employee, principal, agent, trustee, or in any other relationship or capacity, in any person or entity engaged in the business (or any aspect thereof) in competition with the Company in the Region; or (iv) on his or her own behalf or on behalf of or as an employee or agent of any other person or business, contact or approach any person or business wherever located with a view to selling or assisting others to sell products or services substantially competing with the business of the Company.

 		D. ENFORCEABILITY: If any portion of Paragraph 1 of this Agreement is held to be illegal, unenforceable, void, or voidable, the remainder shall remain in full force and effect and such portion shall be deemed altered and amended to the minimum extents necessary to bring it within the legal requirements of enforceability.

2. UNIQUE SERVICES: Employee hereby acknowledges and agrees that the services to be performed under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character that gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law. Employee, therefore, expressly agrees that the Company, in addition to any rights or remedies that the Company might possess, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by Employee.

	3. LIQUIDATED DAMAGES UPON VIOLATION: Employee agrees that, in the event of violation by Employee of this Agreement, Employee will pay as liquidated damages to the Company the sum of __________ dollars per day, for each day or part thereof that Employee continues to break the Agreement. It is recognized and agreed that damages in such event are difficult to ascertain, though great and irreparable, and that this Agreement with respect to liquidated damages shall in no event prevent the Company from obtaining injunctive relief as specified in Paragraph 2 of this Agreement.

4. NOTICES: Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by certified mail, return receipt requested. Mailed notices shall be addressed to the parties as follows:

	If notice is to the Company, to:
Unitrend, Inc.
Attn.: Chief Executive Officer
4730 W. Bancroft, Ste.15
Toledo, Oh.  43615
		Copy:
Unitrend, Inc. Corporate Counsel
4730 W. Bancroft, Ste.15
Toledo, Oh  43615

	If notice is to Employee to:
	______________________________(name)
	______________________________(address)
	______________________________(address)

	Either party may change its address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the dates of actual receipt; mailed notices shall be deemed communicated as of forty-eight hours after the date of mailing.

	5. ATTORNEY'S FEES AND COSTS: If either party fails to perform its respective obligations under this Agreement, and the other party is thereby required to incur attorney's fees or other fees or costs, including but not limited to the costs of arbitration, the party so incurring such fees and costs shall be entitled to the payment of those fees and costs by the breaching party.

	6. ENTIRE AGREEMENT: This Agreement supersedes any and all other agreements against competition, either oral or in writing, between the Employee and the Company and contains all of the covenants and agreements between the parties with respect to that noncompetition in any manner whatsoever.
Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements either oral or written have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise regarding non-competition or against competition not contained in this Agreement shall be valid or binding on either party.

7. MODIFICATIONS: Any modifications of this Agreement shall be effective only if it is in writing and signed by both parties, unless such modifications are imposed by a court of competent jurisdiction in relation to a dispute between the Company and the Employee, as provided-for in Paragraph 1.D. of this Agreement.

	8. EFFECT OF WAIVER: The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

	9. PARTIAL INVALIDITY: If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way unless such partial invalidity materially affects the intent of the parties.

	10. GOVERNING LAW: This Agreement shall be governed and construed in accordance with the laws of the State of Ohio.

	11. ASSIGNABILITY: The rights and duties of either party hereunder shall not be assignable by either party except if this Agreement and all rights and obligations hereunder may be assigned by the Company to, and be assumed by, any corporation or other business entity which succeeds to all or substantially all of the assets and business of the Company through merger, consolidation, acquisition of assets, or other corporate reorganization.

	12.  SURVIVAL:  The covenants, agreements,
representations, and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment irrespective of any investigation made by or on behalf of any party.

	13. TOLLING PERIOD: The Restrictive Period described in Paragraphs 1.A. and 1.C. of this Agreement shall not run during the time in which the Employee is in violation of this Agreement.

14. ADVICE OF COUNSEL: Employee understands the nature of and the burdens imposed by the restrictive covenants contained in this Agreement. Employee has independently consulted with his/her counsel, or has had ample opportunity to consult with legal counsel of his/her choice, and after such consultation or opportunity for consultation represents and agrees that such covenants are reasonable, enforceable, and proper in duration, scope, and effect.

15. HEADINGS: The captions in this Agreement are for the convenience of the parties, and have no force or effect

	16.  NO DEFENSE:  A claim by Employee against the
Company shall not constitute a defense to the Company's enforcement of the restrictions contained in this Agreement.

	17. ANTI-SOLICITATION: Employee agrees that in addition to any other limitation, for a period of three (3) years after the termination of his/her employment with the Company, except a termination caused by the Company in violation of the terms of the Employment Agreement, and unless otherwise specified, he/she will not, on behalf o himself/herself or on behalf of any other person, firm, corporation, business or entity, call on any of the customers or employees of the Company, or any of its affiliates, subsidiaries or trade partners for the purpose of soliciting any of the entities described above into joining with the Employee or another, transacting business with the Employee or another for any service or product that competes with the principal business of the Company, as defined above.
Further, Employee agrees that he/she will in no way, directly or indirectly, for himself/herself, or on behalf of any other person, firm, corporation, business or entity solicit, divert or take away customers and/or employees of the Company, its affiliates, subsidiaries, or trade partners.

	18. ADMISSIONS OF EMPLOYEE: By initialing the box to the right and by signing this Agreement, Employee expressly recognizes and acknowledges:

		A. ADMISSION OF NEED: The Company has great need in protecting its proprietary interests in and goodwill associated with the business of the Company, as defined above; and

		B. ADMISSION OF REASONABLENESS: The definitions and restrictive provisions contained herein, and particularly those found in Paragraph 1 of this Agreement are reasonable and acceptable to the Employee, including those provisions relating to time and geographic restrictions.

	19. RESTRICTIVE COVENANTS: Employee represents and warrants that his/her experience and capabilities are such that the restrictive covenants set forth herein will not prevent him/her from earning his/her livelihood and that Employee will be fully able to earn an adequate livelihood for himself/herself and his/her dependents if any of such provisions should be specifically enforced against Employee.

	IN WITNESS WHEREOF, the parties have executed this Agreement effective as of this day and year first above written.

Unitrend, Inc.,

By: ______________________________________

Name: ____________________________________

Title: ___________________________________



Employee: ________________________________

Printed name: ____________________________

Address: _________________________________

Effective date: __________________________

Signing date: ____________________________


ATTESTATION BY EMPLOYEE

I, __________________________________, do hereby attest and
certify that I have read the above Agreement and that I have been advised that due to the nature of the above Agreement, I should seek legal counsel prior to executing such Agreement. I have (have not) sought such legal counsel and understand that the above Agreement restricts my rights and activities with regard to my future work and/or employment possibilities and that the Agreement contains various duties and obligations of mine with regard to Unitrend, Inc. Signed:_______________________________
Dated: _________________

Exhibit 6.01 Typical Nondisclosure Agreement of Registrant

INVESTOR'S  AND/OR  TRADE PARTNER'S
CONFIDENTIAL NON-DISCLOSURE AGREEMENT

THIS AGREEMENT made this ______day of ________________1997 by and between Unitrend, Inc., located at 4730 W. Bancroft St.,
Suite 15   Toledo, Ohio 43615 (hereinafter referred to as
"The Company") and _________________________ (hereinafter
referred to as the "Individual").

	WHEREAS Unitrend, Inc. has certain confidential and proprietary technical information (hereinafter referred to as the "Confidential Information") relating to a slidable personal computer enclosure/mount and,

	WHEREAS the Individual is interested in examining the Confidential Information in order to determine the desirability of acquiring an interest in The Company and/or rights in and to the Confidential Information possibly including certain patent rights associated with the Confidential Information;

NOW THEREFORE, in consideration of these premises and mutual covenants herein contained, the parties mutually agree as follows:

	1.	The Company will disclose to the Individual the
Confidential Information, solely for the purpose of, and in sufficient detail, to enable the Individual to evaluate such disclosure to determine the desirability of negotiating a formal agreement to acquire an interest on The Company and/or rights to use the Confidential Information.

	2.	The Individual agrees to accept the disclosure of
the Confidential Information, and to maintain the Confidential Information secret and confidential. The
Individual will not disclose or reveal the Confidential Information to anyone except consultants (including immediate family members for natural-persons) and for artificial persons, consultants and employees of its parent, subsidiary or affiliated companies who have a need to know the information in connection with the Individual's evaluation and who are required to keep the proprietary information of the Individual, provided that such consultants and employees are advised by the Individual of the confidential nature of the Confidential Information and that the information shall be treated accordingly.

	3.	It is hereby acknowledged by The Company that the
Individual shall incur no liability merely for examining and considering the Confidential Information in order to determine the desirability of acquiring an interest in The
Company and/or rights in the Confidential Information therein. However, the Individual agrees that the Confidential Information will not otherwise be used unless and until a further signed agreement is first made providing the terms and conditions under which rights are to be acquired by the Individual.


	4.	The obligations of the Individual under paragraphs 2
and 3 above extend for a period of three (3) years from the date first written above, but shall not extend to any part of said confidential information:

(a) that was previously known to the Individual or was in the public domain publicly known or readily available to the trade or public prior to the date first set forth above; or

(b)that is now or hereafter becomes known or available to the Individual from a source which may disclose the information free of any obligation to The Company; or,

(c) that becomes part of the public domain not due to any unauthorized act or omission of the Individual; or,

(d) that the Individual derives independently of such disclosure.

	5.	The Company agrees that any liability on the part of
the Individual for unauthorized use of such Confidential
Information after said three (3) year period of confidentiality ends shall be based solely upon a claim of patent infringement of any patent granted to or applied for by The Company or a successor or assign and containing valid claims that are infringed by the Individual's use of such Confidential
Information.

	6.	The Company hereby expressly warrants that it is the
owner of and/or has the full right and full right and authority to disclose the Confidential Information to the Individual.

	IN WITNESS WHEREOF, the parties have executed this Agreement
as of the day 		and year first above written.

Unitrend, Inc.,

By: ______________________________________
           Print

__________________________________________
           Signature


Title: ___________________________________

Company: _________________________________

Date: ____________________________________

__________________________________________
          Witness

Date: ____________________________________